Filed pursuant to Rule 424(b)(3)

Registration No. 333-292108

PROSPECTUS

Dated: December 22, 2025

Antiaging Quantum Living Inc.

4,280,340 shares of Common Stock

This prospectus relates to the offer and resale of up to 4,280,340 shares of Class A Common Stock, $0.00001 par value per share, (the “Shares” or “Common Stock”) of Antiaging Quantum Living Inc., by the stockholders identified herein (each, a “Selling Stockholder,” and collectively, the “Selling Stockholders”). The 4,280,340 Shares reflect the exact number of shares issued upon the automatic conversion of the amended promissory notes, based on the final outstanding principal amounts of such notes and the fixed conversion price of $0.30 per share, as set forth in the executed Assignment and Amendment of Promissory Note agreements.

The registration of the Shares under this prospectus does not necessarily mean that any of the Shares will be offered or sold by the Selling Stockholders. We cannot predict if, when, or in what amounts any Selling Stockholder may sell any of the Shares.

The Selling Stockholders, or their respective transferees, pledgees, donees or other successors-in-interest, may sell the Common Stock through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The Selling Stockholders may sell any, all or none of the securities offered by this prospectus, and we do not know when or in what amount the Selling Stockholders may sell their shares of Common Stock hereunder following the effective date of this registration statement. We provide more information about how a Selling Stockholders may sell its shares of Common Stock in the section titled “Plan of Distribution” on page 34.

There is currently a limited public trading market for our Common Stock.

Our Common Stock is listed on the Over The Counter Pink Market (“OTC”) under the symbol “AAQL.” The last reported sale price of our common stock on the OTC on December 19, 2025, was $0.5811 per share.

We are registering the shares of Common Stock on behalf of the Selling Stockholders, to be offered and sold by them from time to time. We will not receive any proceeds from the sale of the Common Stock by the Selling Stockholders in the offering described in this prospectus. We have agreed to bear all of the expenses incurred in connection with the registration of the Common Stock. The Selling Stockholders will pay or assume discounts, commissions, fees of underwriters, selling brokers or dealer managers and similar expenses, if any, incurred for the sale of the Common Stock.

Investing in our securities involves a high degree of risk. Before making any investment decision, you should carefully review and consider all the information in this prospectus and the documents incorporated by reference herein, including the risks and uncertainties described under “Risk Factors” beginning on page 5.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

The date of this prospectus is December 22, 2025

You should rely only on the information contained in this prospectus. Neither we, nor the selling stockholders have authorized anyone to provide information different from that contained in this prospectus. We and the selling stockholders are offering to sell, and seeking offers to buy, Ordinary Shares only in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Shares.

* Included under Item 16. Exhibits

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PROSPECTUS SUMMARY

The following summary highlights selected information from this prospectus and may not contain all the information that is important to you. To understand our business and this offering fully, you should read this entire prospectus carefully, including the financial statements and the related notes beginning on page F-1. When we refer in this prospectus to the “Company,” “our Company,” “we,” “us” and “our,” we mean Antiaging Quantum Living Inc., a New York corporation, and its subsidiaries. This prospectus contains forward-looking statements and information relating to the Company.

Our Company

Antiaging Quantum Living Inc., previously known as Achison Inc., (the “Company”) is a New York corporation formed on December 29, 2014. Our current principal executive office is located at 135-27 38th Avenue, #388, Flushing, New York 11354. Our telephone number is (929) 990-3255.

On July 1, 2019 Lansdale Inc., the principal stockholder of the Company (“Seller”) which is controlled by the Company’s prior President, Mr. Wanjun Xie, entered into a Stock Purchase Agreement (the “Agreement”) with Dazhong 368 Inc, (the “Buyer”), pursuant to which, among other things, Seller agreed to sell to the Buyer, and the Buyer agreed to purchase from Seller, a total of 9,000,000 shares of Class A common stock of the Company beneficially owned by Seller. The purchased shares represented approximately 90% of the Company’s issued and outstanding shares of Class A common stock, resulting in a change of the control of the Company. On the same date, Mr. Wanjun Xie resigned from all positions in the Company and Mr. Dingshan Zhang was appointed as the President and Chief Executive Officer.

Prior to the change in management, the Company’s business activities included holding and trading securities in the U.S. market, trading spot silver in Singapore, and trading whisky in the United Kingdom. Following the management transition, the Company shifted its strategic focus to online advertising operations through its website, www.dazhong368.com, primarily targeting the New York market.

The website, which was established by Mr. Zhang in 2014, provides advertising services for professional individuals and companies across industries such as real estate, professional services, accounting, and legal services. We generate revenue by charging fixed service fees for advertisements posted on the Website. While this U.S.-based advertising business has historically produced modest but stable revenue with relatively low direct costs, its overall contribution to our consolidated profit margins remains limited due to the small scale of the platform and the fixed nature of customer-fee arrangements. As part of our broader strategy to improve profitability, we continue to evaluate and pursue additional business opportunities, including the expansion of our PRC operations, which have demonstrated stronger revenue growth and higher-margin potential through technical-service fees, distributor-support services, and non-medical health management activities. We believe these operational initiatives may enhance our long-term margins compared to reliance on the U.S. advertising business alone.

On March 21, 2023, the Company entered into a stock purchase agreement with Barry Wan entered whereby Mr. Wan acquired 29,215,000 restricted shares of Common Stock of the Company, representing approximately 97.4% of the Company’s total issued and outstanding Common Stock from Dazhong 368 Inc and Sophia 33 Inc, two New York corporations controlled by the Company’s then President, Chief Executive Officer and sole director, Dingshan Zhang.

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On April 10, 2023, upon closing of the transaction, Barry Wan transferred all his acquired shares to New Lite Ventures LLC, (also known as New Living Ventures LLC) a Delaware Limited Liability Company which Barry Wan is the sole member. The foregoing transaction resulted in a change of control of the Company, with New Lite Ventures LLC becoming the beneficial owner of 97.4% of the Company’s issued and outstanding common stock. Both before and after the transactions, the Company had 29,995,000 shares of its Common Stock issued and outstanding.

In connection with the transaction, on April 10, 2023, Mr. Dingshan Zhang resigned from all positions he held with the Company and Ms. Jing Wan was appointed as the Chief Executive Officer, Chief Financial Officer, President and Director. On June 16, 2023, Mr. Barry Wan was appointed Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Chairman of the Board of Directors of the Company upon Ms. Jing Wan’s resignation. The Company was renamed Antiaging Quantum Living Inc. on June 14, 2023. Along with the name change, the ticker symbol of the Company was changed to “AAQL”. The Company plans to continue its existing operations through its website at www.dazhong368.com, which, since 2014, has provided online advertising to different individuals or companies operating in real estate, accounting, legal and other professional services in the New York City area. Its revenues are generated from advertising fees.

On December 29, 2023, the board of directors of the Company approved the expansion of its operations into the global market, specifically targeting the Asia-Pacific and Chinese markets. In line with this expansion, the Company established multiple subsidiaries follows: AAQL Inc. (“BVI Holding”), a British Virgin Islands Company wholly owned by the Company, AAQL HK Limited (“Hong Kong Holding”), a wholly-owned subsidiary of BVI Holding, Antiaging Doctor Hangzhou Holding LTD (“Dao Ling Doctor Hangzhou”), a wholly-owned subsidiary of Hong Kong Holding, Dao Ling Doctor (Zhejiang) Health Management Limited (“Dao Ling Doctor Zhejiang”), a wholly-owned subsidiary of Dao Ling Doctor Hangzhou, and Dao Ling Doctor (Huzhou) Health Management Limited ( “Dao Ling Doctor Huzhou”), a wholly-owned subsidiary of Dao Ling Doctor Hangzhou. As a result of this transition, the Company is no longer considered a “shell company,” as defined under 17 CFR § 240.12b-2, and is now actively engaged in business operations through its subsidiaries.

On September 6, 2024, the holders of a majority of the issued and outstanding voting securities of the Company approved an amendment to its Certificate of Incorporation increase in the number of authorized shares of Common Stock of the Company from thirty million (30,000,000) shares of Common Stock, par value $0.001 per share, to six billion (6,000,000,000) shares of Common Stock, par value $0.00001 per share (the “Authorized Capital Increase”). Upon the effectiveness of the Authorized Capital Increase, the shares of Common Stock will be categorized as follows: 1,200,000,000 Class A shares, 1,200,000,000 Class B shares, 1,200,000,000 Class C shares, 1,200,000,000 Class D shares, and 1,200,000,000 Class E shares. On the same day, the Certificate of Amendment to the Certificate of Incorporation of the Company was filed with New York State Department effectuating the Authorized Capital Increase.

Dao Ling Doctor Zhejiang is our primary operating subsidiary in the PRC and conducts substantially all revenue-generating activities associated with the “Dao Ling Doctor” brand. Its core business consists of providing technical development, system maintenance, and platform-support services to the brand’s distributors, including software configuration, ongoing system updates, and operational support for distributor-facing tools. Dao Ling Doctor Zhejiang earns technical service fees for these services, which represent the majority of our PRC-based revenue.

Dao Ling Doctor (Huzhou) Health Management Co., Ltd. (“Dao Ling Doctor Huzhou”) engages in early-stage, ancillary business activities that support the future development of the Dao Ling Doctor ecosystem. Its primary services include non-medical health-consulting services (excluding diagnosis or treatment), network and information-security software development, and big-data processing services. Its “other services” consist of ancillary operational support, including technical research, preliminary product-development work, and internal system-support functions that assist Zhejiang’s revenue-generating operations. At present, Huzhou does not contribute a material portion of the Company’s revenue.

Since the fourth quarter of 2024 and throughout fiscal 2025 and to date, our operating activities have continued to expand across both our online advertising business and our Dao Ling Doctor subsidiaries. As reflected in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2025, we have experienced increases in revenues generated by our PRC subsidiaries, including growth in technical service fees, distributor support services, and non-medical health management activities. Our PRC subsidiaries have also expanded their customer base and increased accounts receivable during these periods, reflecting an increased volume of service contracts and business activity. Meanwhile, our U.S. advertising business continues to generate revenue from professional service providers in the New York metropolitan area through our www.dazhong368.com platform. Our operations during this period also reflect increased general and administrative expenses associated with personnel, lease obligations, and the operation of our expanding technical service infrastructure in China.

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We provide an “ID card introduction” service for each of our customers, offering a personalized profile page to showcase their business information. In addition, we assist customers in maintaining and updating the content posted on their profile pages. We believe this one-stop service approach enhances customer experience and improves our ability to attract and retain potential clients.

Corporate Information

Our executive offices are located at 135-27 38th Ave #388, Flushing, NY 11354 and our telephone number is (929) 990-3255. Our website address is www.dazhong368.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our website, the information available on or through our website is not part of this prospectus.

Promissory Notes and November 2025 Amendments

On December 31, 2024, we issued an aggregate of $1,667,701 in promissory notes (the “Notes”) to five lenders in the following principal amounts: (i) $383,598 to Tairan Baohe Insurance Sales Co., Ltd. (“Tairan”); (ii) $29,571 to New Lite Ventures LLC, a Delaware limited liability company controlled by our Chief Executive Officer and director, Mr. Barry Wan; (iii) $428,789.50 to Mr. Barry Wan; (iv) $287,174 to Hemeihui E-Commerce Co., Ltd.; and (v) $538,568 to Hemeihui E-Commerce Co., Ltd. The proceeds of the Notes were used for general working capital purposes.

The Notes were unsecured, non-interest-bearing loan obligations and did not contain any conversion rights, equity features, or other provisions that would render them securities at the time of issuance. The Notes were payable on demand and were not issued as part of a securities offering.

As disclosed in our Annual Report on Form 10-K for the fiscal year ended March 31, 2025, the Tairan Note, in the principal amount of $383,598, was repaid in full as of March 31, 2025, and therefore was not amended, assigned, or converted.

On November 25, 2025, we entered into four separate assignment and amendment of promissory note agreements (each, an “Assignment and Amendment Agreement,” and collectively, the “Assignment and Amendment Agreements”) with the holders of the four outstanding Notes, excluding the repaid Tairan Note. Under each Assignment and Amendment Agreement, the applicable holder (each, an “Assignor”) transferred and assigned all of its rights, title, and interest in its Note to Atlantic Equity Holdings Inc. or Empire Street Capital Inc. (each, an “Assignee,” and collectively, the “Assignees”), with our consent. Following each assignment, the applicable Note was amended to provide that the outstanding principal amount would automatically convert into shares of our Class A Common Stock at a fixed conversion price of $0.30 per share.

Immediately upon the effectiveness of the amendments, the four outstanding Notes automatically converted into an aggregate of 4,280,340 shares of our Class A Common Stock (the “Conversion Shares”).

Implications of Being an Emerging Growth Company

As a company with less than $1.235 billion in revenue during our last fiscal year, we qualify as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, as amended (the “JOBS Act”). As long as we remain an emerging growth company, we may rely on exemptions from certain reporting requirements applicable to other public companies that are not emerging growth companies. These exemptions include: (1) being permitted to provide only two years of selected financial data and two years of audited financial statements, together with reduced “Management’s Discussion and Analysis” disclosure; (2) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act regarding the effectiveness of internal control over financial reporting; and (3) being exempt from new or revised financial accounting standards until such standards apply to private companies. We have elected to “opt out” of the extended transition period for complying with new or revised accounting standards and will comply with such standards as they become applicable to public companies. This election is irrevocable.

We will remain an emerging growth company until the earliest of: (1) the last day of our fiscal year during which we have total annual gross revenues of at least $1.235 billion; (2) the last day of the fiscal year following the fifth anniversary of the completion of this offering; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt; or (4) the date on which we become a “large accelerated filer,” which would occur if we have been a public company for at least 12 months and the market value of our Common Stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter.

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SUMMARY OF THE OFFERING

Common Stock Offered by Selling Stockholders	Up to 4,280,340 shares, representing the actual number of shares issued upon conversion of the amended promissory notes at the fixed $0.30 conversion price.

Common Stock Issued and Outstanding Prior to the Offering	34,275,340 shares

Common Stock Issued and Outstanding After the Offering	34,275,340

Use of Proceeds	We will not receive any proceeds from the sale of shares of our Common Stock by the selling stockholders.

Market for our Common Stock

There is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of our Common Stock may find it difficult to resell the securities offered herein should the purchaser desire to do so when eligible for public resale.

Over The Counter Market Symbol	AAQL

Risk Factors	You should carefully read “Risk Factors” in this prospectus for a discussion of factors that you should consider before deciding to invest in our Common Stock.

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RISK FACTORS

An investment in our Common Stock is highly speculative, involves a high degree of risk and should be made only by investors who can afford a complete loss. You should carefully consider the following risk factors, together with the other information in this prospectus, including our financial statements and the related notes, before you decide to buy our Common Stock. The risks described below are not the only risks facing the Company. Other risks that we do not currently anticipate, or that we currently deem immaterial, may also materially adversely affect our business, financial condition, results of operations, and prospects.

We have a limited operating history under our current business model, and our recent expansion into the PRC technical-services and health-management markets makes it difficult to evaluate our prospects.

We have only a limited operating history with our current business model. Although we historically operated an online advertising business in the New York metropolitan area, beginning in late 2023 we expanded our operations into the Asia-Pacific region through our Dao Ling Doctor subsidiaries, which provide technical development, platform maintenance, distributor support services, and non-medical health-management services. Because these PRC subsidiaries began generating revenue only recently and continue to scale their operations, we face many of the risks and uncertainties associated with a newly expanded business.

For the fiscal year ended March 31, 2025 and the quarter ended September 30, 2025, a significant portion of our revenues was generated by our PRC subsidiaries rather than our legacy U.S. advertising business. However, we have a short operating history in these markets and limited experience managing cross-border operations, increasing accounts receivable, evolving service-delivery models, and the regulatory and compliance obligations applicable to PRC-based technical and consulting service providers. Our limited history makes it difficult for investors to evaluate our ability to maintain and grow these operations, accurately forecast revenues, or achieve or sustain profitability.

If we fail to address the risks and uncertainties associated with our recently expanded business, our results of operations, financial condition, and prospects could be materially and adversely affected.

Because the Company is an “emerging growth company,” the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies.”

The Company is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We will remain an emerging growth company until the earliest of:

(i)	the last day of the fiscal year in which our total annual gross revenues exceed $1.235 billion;

(ii)	the date on which we become a “large accelerated filer,” which would occur if the market value of our Common Stock held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter; or

(iii)	the date on which we have issued more than $1.0 billion in non-convertible debt during the preceding three-year period.

As an “emerging growth company”, the Company may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to:

●	not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act (“Sarbanes Oxley”) (we also will not be subject to the auditor attestation requirements of section 404(b) as long as we are a “smaller reporting company”, which includes issuers that had a public float of less than $75 million as of the last business day of their most recently completed second fiscal quarter);

●	reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements; and

●	exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

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In addition, section 107 of the JOBS Act provides that an “emerging growth company” can take advantage of the extended transition period provided in section 7(a)(2)(B) of the Securities Act of 1933 (the “Securities Act”) for complying with new or revised accounting standards. Under this provision, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. However, the Company choosing to “opt out” of such extended transition period and, as a result, the Company will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. Section 107 of the JOBS Act provides that the Company’s decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue devoting significant capital resources to fund our business expansion. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through the sale of our products, public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our Common Stock and the prospects for the development of competitive products by others. Because our Common Stock is quoted on the Over the Counter Market, many institutions and retail investors may be unwilling or unable to invest, or may require steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our Common Stock.

Our management team lacks experience in managing a public company and complying with laws applicable to such a company, the failure of which may adversely affect our business, financial conditions and results of operations.

Our current management team has limited experience in managing a publicly traded company, interacting with public company investors, and complying with the complex laws and regulations applicable to public companies. Although our Common Stock is quoted on the Over the Counter Market, our Company has only recently become subject to the full reporting and compliance obligations of the federal securities laws. Our management has limited experience operating a public company and may not successfully or efficiently manage our ongoing public company responsibilities. Compliance with these obligations—including the preparation of required SEC reports, maintenance of adequate internal controls, responding to SEC comments, and satisfying corporate governance requirements—will require significant time and attention from our senior management. These demands may divert management’s attention from the day-to-day operations of our business, which could adversely affect our business, financial condition and results of operations.

We are dependent upon our only key executive who is not bound by any employment agreement nor does the Company maintain director and officers (“D&O”) liability insurance for him.

Our business and prospects depend substantially on the continued leadership and involvement of our sole key executive officer, who currently serves as our Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Chairman of the Board. His knowledge of our markets, operations, strategic relationships and internal processes is critical to our business and cannot be easily replaced. We do not have an employment or non-competition agreement with him, and he may terminate his relationship with us at any time. In addition, the Company does not maintain directors and officers (“D&O”) liability insurance covering him.

Our ability to execute our business strategy—both in the United States and through our Dao Ling Doctor subsidiaries in the PRC—also depends on our ability to attract, train, and retain additional qualified managerial, financial, operational, and technical personnel. We operate with a small management team, and our recent expansion has increased the demands on our executive leadership. Competition for skilled personnel is intense, and we may be unable to hire or retain individuals with the experience necessary to support our growth.

The loss of our key executive, or our inability to successfully attract and retain additional qualified personnel, could materially and adversely affect our business, financial condition, and results of operations.

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We may be forced to curtail or discontinue operations if we are unable to obtain, on commercially acceptable terms, additional capital that we may require from time to time in the future to finance our operations and growth.

We will require additional capital from time to time to support our operations, fund working capital needs, and continue implementing our business strategy. Although our revenues have increased, we have incurred recurring net losses and maintained a significant accumulated deficit, and our operations have historically relied on related-party loans and short-term financing arrangements. As of September 30, 2025, we had a shareholders’ deficit and substantial amounts due to related parties, and our liquidity remains limited. If our operations expand more quickly than expected, if our PRC subsidiaries require additional investment, or if we experience delays in collecting accounts receivable, we may need to raise additional capital sooner than anticipated.

We cannot assure you that additional financing will be available when needed, on terms acceptable to us, or at all. If we raise additional capital through the issuance of equity, convertible securities, or other equity-linked instruments, existing stockholders may experience dilution, and new securities could have rights, preferences, or privileges senior to those of our Common Stock. If adequate funds are not available, or are not available on acceptable terms, we may be unable to support our expansion, invest in product and service development, meet our obligations, or respond effectively to competitive pressures. Any such inability could materially and adversely affect our business, financial condition, and results of operations.

We face intense competition and could lose market share to our competitors, which could adversely affect our business, operating results and financial condition.

We operate in highly competitive industries, and we face significant competition from both established and emerging companies. Our U.S. online advertising platform competes with numerous providers of digital advertising services, including local competitors, online directories, and large, well-capitalized technology companies with substantially greater financial resources, broader customer bases, stronger brand recognition, and more advanced advertising technologies. Many of these competitors are able to devote significantly larger marketing, development, and operational budgets to their platforms, making it difficult for us to attract and retain customers.

In addition, our Dao Ling Doctor subsidiaries in the PRC operate in rapidly developing and highly competitive markets for technical development services, distributor support, and non-medical health-management services. These markets include large, established technology companies as well as smaller regional service providers that may offer similar services at lower prices or with greater functionality, scale, or reach. Technological innovation, platform capabilities, service quality, and customer acquisition efforts all play a significant role in competitive performance in these industries.

We also face indirect competition from companies outside our principal markets. Businesses that offer health, wellness, lifestyle, or professional-services platforms, whether digital or offline, may be viewed by customers as substitutes for our advertising, technical-service, or health-management offerings. Shifts in consumer preferences toward alternative advertising channels or competing health-management solutions could reduce demand for our services.

If we fail to compete effectively in any of these markets, we could lose customers, experience reduced pricing power, or fail to achieve or sustain meaningful market penetration. Any of these outcomes could materially and adversely affect our business, financial condition, and results of operations.

Failure to protect our intellectual property could adversely affect our business.

Our business relies on proprietary software, platform architecture, data, technical know-how, and trade secrets developed through our online advertising operations and our Dao Ling Doctor technical-services and health-management platforms. Because much of our intellectual property is unpatented, we rely primarily on trade-secret protections, internal controls, and contractual confidentiality obligations with employees, contractors, and service providers. These measures may not be adequate to prevent unauthorized use, misappropriation, or disclosure of our proprietary information.

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Trade secrets are inherently difficult to protect, and we cannot assure you that our confidentiality agreements will be effectively enforced or will provide sufficient remedies in the event of a breach. If our proprietary source code, platform designs, customer data, or operational methodologies were disclosed or independently developed by competitors, our competitive position could be materially harmed.

We also rely on trademarks, domain names, and brand assets associated with our Company, our Dao Ling Doctor subsidiaries, and our online advertising platform. Failure to obtain, maintain, or enforce our trademark rights could prevent us from challenging third parties that adopt confusingly similar names or branding, which could lead to customer confusion or diminish the value of our brand.

Intellectual property disputes, whether brought by us or asserted against us, can be costly, time-consuming, and uncertain in outcome. An adverse determination could require us to change our branding, redesign our platforms, cease use of certain proprietary materials, or enter into costly licensing arrangements.

Any failure to protect, enforce, or maintain our intellectual property rights could materially and adversely affect our business, results of operations, and financial condition.

We may not be able to develop, maintain or enhance our brand.

Our ability to attract and retain customers depends in part on our ability to build, maintain, and enhance the brand recognition of both our online advertising platform and the service offerings provided by our Dao Ling Doctor subsidiaries in the PRC. Because we operate with limited financial resources and relatively low brand visibility compared to larger competitors, developing a strong and trusted brand requires significant investment in marketing, customer support, service quality, and platform performance. We may not be able to devote sufficient capital or personnel to these efforts, and our branding initiatives may not achieve the desired results.

Any negative publicity, whether accurate or not, regarding our Company, our management, our PRC subsidiaries, our data practices, our customer service, or the quality or availability of our offerings could damage our reputation and impair our ability to grow our user base. Negative publicity can also expose us to legal, regulatory, or commercial consequences, particularly given the sensitivity of the industries in which we operate.

If we are unable to successfully maintain or enhance our brand, effectively manage negative publicity, or allocate sufficient resources to branding and marketing, our ability to compete and grow our business could be materially and adversely affected.

 We will need to achieve commercial acceptance of our services to generate revenues and achieve profitability.

Our ability to grow our business and achieve profitability depends on the continued and expanded commercial acceptance of our service offerings in both the United States and the PRC. We operate a small online advertising platform targeting the New York metropolitan area, and we recently expanded into technical development, distributor-support, and non-medical health-management services through our Dao Ling Doctor subsidiaries. These services have only recently begun generating meaningful revenue, and market demand for our offerings may develop more slowly than expected, change unexpectedly, or fail to develop at all.

Customers may choose competing platforms or alternative service providers, and new or superior services may emerge that reduce the attractiveness of our offerings. Shifts in customer preferences, technology changes, or industry developments may diminish or eliminate the need for our services. Because we operate with limited brand recognition and financial resources, we may be unable to invest sufficiently in marketing, service enhancements, customer support, or technology to drive sustained customer adoption.

We cannot predict the rate or extent to which commercial acceptance of our services will grow, if at all. If we are unable to cost-effectively attract customers, maintain service quality, or achieve broader market acceptance of our offerings, our revenue growth, business prospects, and ability to achieve profitability could be materially and adversely affected.

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We may not be successful in introducing new products and services or enhancing our existing products and services.

We intend to continue developing new service offerings and improving our existing online advertising platform and the technical development, distributor-support, and non-medical health-management services provided by our Dao Ling Doctor subsidiaries. The development, launch, and enhancement of new or existing services involve significant risks and uncertainties, including technical challenges, integration issues, regulatory considerations in the PRC and the United States, delays in implementation, and the need for continued investment in personnel and infrastructure. Any of these factors could delay or prevent the successful introduction of new services.

There is no assurance that any new or enhanced services we introduce will meet customer needs, achieve the quality or functionality offered by competitors, or gain market traction. Customer preferences may shift, competitors may introduce superior alternatives, and we may lack the financial, technical, or operational resources necessary to keep pace with evolving market expectations.

If we fail to develop, enhance, or manage our services in a cost-effective and timely manner, or if our new or improved offerings do not achieve commercial acceptance, our ability to grow our business, and our financial condition and results of operations, could be materially and adversely affected.

Consumer preferences for our services are difficult to predict and may change, and, if we are unable to respond quickly to new trends, our business may be adversely affected.

Demand for our services, both our online advertising platform in the United States and the technical development, distributor-support, and non-medical health-management services offered by our Dao Ling Doctor subsidiaries in the PRC, is influenced by evolving consumer and business preferences, technology trends, economic conditions, and competitive offerings. Customer needs in these markets can shift quickly, and we may not be able to anticipate or respond effectively to such changes.

For example, demand for online advertising services may decline if businesses reduce marketing budgets due to economic pressures or shift spending to competing platforms with greater reach, technological sophistication, or brand recognition. Similarly, demand for our technical services and health-management offerings may be affected by changes in customer expectations, technological innovation, industry practices, or regulatory developments in the PRC.

Our ability to grow and maintain our customer base depends on accurately identifying emerging trends and adapting our offerings on a timely and cost-effective basis. If we fail to modify or enhance our services to meet changing customer needs, or if competitors introduce superior or more appealing alternatives, demand for our services could diminish.

A significant shift in consumer or business preferences away from our service offerings, or a failure to anticipate and adapt to evolving trends, could reduce our revenues, harm our brand perception, and materially and adversely affect our business, financial condition, and results of operations.

Any failure by us to properly price our products and services could have a material adverse effect on our financial condition and results of operations.

Because we have a limited operating history with our current service offerings, particularly the technical development, distributor-support, and non-medical health-management services provided by our Dao Ling Doctor subsidiaries, we lack significant historical data to accurately determine optimal pricing strategies. Our ability to attract new customers, retain existing customers, and scale our operations depends in part on setting prices that are competitive while also allowing us to recover operating costs, development expenditures, personnel expenses, and other overhead associated with delivering our services.

If our prices are set too high, potential customers may choose competing platforms or service providers. If our prices are set too low, we may be unable to generate adequate margins, cover our costs, or invest in improvements to our services. Competitive pressures, customer expectations, and market dynamics may also force us to adjust our pricing more quickly than anticipated, which could further compress margins.

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Any failure to establish, implement, or maintain effective pricing strategies, whether in the United States or in the PRC, could reduce demand, erode our revenues, and have a material adverse effect on our financial condition and results of operations.

Our success depends on the continuing efforts of our senior management team and other key personnel and our business may be harmed if we lose their services.

Our future success depends in part on the continued service, leadership, and strategic direction provided by our senior management team and other key personnel, including Barry Wan, our Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Chairman of the Board. Mr. Wan currently performs multiple critical functions within our organization, and the loss of his services for any reason could materially disrupt our operations. We may not be able to identify or recruit qualified replacements on a timely basis, or at all.

As our operations expand, both in the United States and through our Dao Ling Doctor subsidiaries in the PRC, we expect to hire additional managerial, technical, operational, and financial personnel. Competition for individuals with the skills necessary to support online advertising services, software development, platform maintenance, technical services, and health-management operations is intense. We are a relatively small company with limited financial and brand resources, which may make it difficult to attract and retain qualified candidates.

If we are unable to retain our senior management or key personnel, or if we fail to hire the additional skilled personnel needed to support our growth, our operations may be disrupted, our ability to execute our business strategy may be impaired, and our business, financial condition, and results of operations could be materially and adversely affected.

If we are unable to build and scale an effective sales and service delivery infrastructure to meet demand for our services, our ability to execute our business plan will be impaired.

We currently rely on a small direct sales and business-development team, as well as online customer acquisition through our website and the service channels used by our Dao Ling Doctor subsidiaries in the PRC. While our existing resources are sufficient to support our current level of operations, they may not be adequate as demand for our services grows or as our service offerings expand.

As we continue to develop our online advertising business in the United States and our technical development, distributor-support, and non-medical health-management service lines in the PRC, we will need to scale our sales, customer-support, and service-delivery capabilities. This may include hiring additional personnel, expanding into new geographic markets, strengthening our online sales channels, and investing in operational infrastructure. We may be unable to implement these initiatives in a timely or cost-effective manner, or at all.

If we fail to expand our sales and service capabilities, or if our efforts to do so are ineffective, we may be unable to meet customer demand, support our growth strategy, or achieve the operational scale required under our business plan. This could materially and adversely affect our business, financial condition, and results of operations].

We may encounter disputes from time to time relating to the use of third-party intellectual properties.

We rely on proprietary software, platform architecture, data, branding, and other intellectual property in connection with our online advertising services in the United States and the technical development, distributor-support, and non-medical health-management services provided by our Dao Ling Doctor subsidiaries in the PRC. We also utilize third-party software, technologies, data sources, and service tools in the normal course of our operations. We cannot assure you that our services, technologies, or any intellectual property we develop or use do not or will not infringe the rights of third parties.

As of the date of this prospectus, we are not aware of any ongoing legal proceedings or disputes alleging infringement of third-party intellectual property. However, disputes may arise from time to time regarding the scope of our rights, the validity of third-party rights, or the ownership or authorized use of certain technologies or content. Intellectual property infringement claims, whether with or without merit, could result in costly and time-consuming litigation, diversion of management attention, operational disruptions, or requirements that we cease using certain technology or enter into unfavourable licensing arrangements.

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Any such dispute or claim could materially and adversely affect our business, financial condition, and results of operations.

We may fail to adequately protect our intellectual property rights, and we may be exposed to intellectual property infringement claims by third parties.

Our intellectual property, including our software, platform architecture, data, proprietary methodologies, trademarks, and other intangible assets, is important to our competitive position in both our online advertising business in the United States and our technical development and health-management service operations in the PRC. Although we may apply for additional trademark or other intellectual property protections in the future, we primarily rely on a combination of trademark laws, copyright laws, trade-secret protections, and confidentiality agreements with employees, contractors, and service providers to safeguard our rights.

Despite these measures, we cannot assure you that our intellectual property protections will be adequate. Unauthorized use, misappropriation, or independent development of our proprietary technology or branding by third parties may occur, and detecting or preventing such conduct may be difficult or impossible. We may need to initiate litigation or other legal proceedings to enforce our rights, which could be costly, time-consuming, uncertain in outcome, and disruptive to our operations.

At the same time, we may be subject to claims that our services, technologies, or branding infringe the intellectual property rights of others. Any such disputes, whether involving enforcement of our rights or defending against third-party claims, could divert management attention, require us to cease using certain intellectual property, force us to enter into costly licensing arrangements, or result in monetary damages.

Failure to adequately protect our intellectual property, or exposure to intellectual property disputes or infringement claims, could materially and adversely affect our business, financial condition, and results of operations.

 Adverse litigation judgments or settlements resulting from legal or arbitral proceedings in which we may be involved could expose us to monetary damages, equitable restraints or limit our ability to operate our business.

We may from time to time become involved in litigation, arbitration, regulatory inquiries, or other legal proceedings in the ordinary course of our business. These matters may include commercial disputes, intellectual property claims, contract disagreements, employment matters, regulatory compliance issues, or other claims arising out of our online advertising services in the United States or our technical development and health-management operations in the PRC. Any such proceedings may be costly, time-consuming, and disruptive to our operations.

If a legal proceeding is resolved against us, we could be required to pay substantial monetary damages, comply with injunctive or other equitable relief, alter or discontinue certain business practices, or accept other remedies that could materially and adversely affect our ability to operate our business. Even if we ultimately prevail, litigation and arbitration require significant management attention and financial resources, may delay operational initiatives, and could create negative publicity or damage our reputation and brand.

We could also become involved in future disputes related to our service relationships, contractual arrangements, or other commercial matters. Any such legal or arbitral proceedings could materially and adversely affect our business, financial condition, results of operations, customer relationships, and ability to attract new clients.

Our business may be materially adversely affected by new outbreaks, or continuation of any existing outbreaks, of any infectious disease (such as COVID-19) and other events.

Our business, financial condition, and results of operations could be materially and adversely affected by new outbreaks, or the continuation or recurrence, of infectious diseases (such as COVID-19), as well as by other disruptive events such as natural disasters, extreme weather, political instability, armed conflicts, or acts of terrorism. Such events can negatively impact global and regional economic conditions, financial markets, consumer confidence, supply chains, and commercial activity.

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We could also experience direct operational disruptions. For example, our employees or contractors, whether in the United States or in our PRC subsidiaries, may be required or advised to self-isolate or may otherwise be unable to work, reducing our operational capacity. Similarly, our customers could experience business slowdowns, temporary closures, staffing shortages, or financial stress, which could reduce demand for our services, delay projects, or lead to slower collections of accounts receivable.

The extent and duration of any impact from future outbreaks or disruptive events are inherently uncertain and depend on factors outside our control, including government responses, public-health measures, economic conditions, and the speed of recovery in affected regions. If such events persist or intensify, our business, results of operations, financial condition, cash flows, and the trading price of our Common Stock could be materially and adversely affected.

We have limited insurance coverage with respect to our business and operations.

We are exposed to various risks associated with our business and operations, and we have limited insurance coverage. See “Business—Insurance” for more information. We are exposed to risks including, among other things, accidents or injuries in our facilities, loss of key management and personnel, business interruption, natural disasters, terrorist attacks and social instability or any other events beyond our control. We do not have any business interruption insurance, product liability insurance or key-man life insurance. Any business disruption, legal proceeding or natural disaster or other events beyond our control could result in substantial costs and diversion of our resources, which may materially and adversely affect our business, financial condition and results of operations.

Our employees may engage in misconduct or other improper activities.

Like all companies, we face the risk of employee misconduct or other improper activities. Employee misconduct could include intentional failures to comply with laws and regulations, unauthorized activities, attempts to obtain reimbursement for improper expenses, or submission of falsified time records. Negative press reports regarding employee misconduct could harm our reputation, and if our reputation is negatively affected, our future revenues and growth prospects would be adversely affected. It is not always possible to deter employee misconduct, and the precautions we take to prevent and detect this activity may not be effective in controlling unknown or unmanaged risks or losses, which could harm our business, financial condition, results of operations and our ability to meet our financial obligations.

Our inability to renew existing leases on favourable terms may adversely affect our results of operations.

We operate our main business site located on leased premises. There can be no assurance we will be able to renew our expiring leases after the expiration of all remaining renewal options. As a result, our additional costs may incur to operate our business, including increased rent and other costs related to the negotiation of terms of occupancy of an existing leased premise. If we are unable to renew a lease or determine not to renew a lease, there may be costs related to the relocation and development of a replacement premise or, if we are unable to relocate, reduced revenue.

Risks Relating to Our Common Stock

We have not paid dividends and do not expect to do so in the foreseeable future.

We have not paid any dividends since our incorporation and do not anticipate the payment of dividends in the foreseeable future. At present, our policy is to retain earnings, if any, to develop and market our products. The payment of dividends in the future will depend upon, among other factors, our earnings, capital requirements, and operating financial conditions.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Our Common Stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

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Under U.S. federal securities legislation, our Common Stock currently constitutes a “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Securities and Exchange Commission (the “SEC”) relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our Common Stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

We depend on our information technology systems, and any failure of these systems could harm our business.

We depend on information technology and telecommunications systems for significant elements of our operations. Information technology and telecommunications systems are vulnerable to damage from a variety of sources, including telecommunications or network failures, malicious human acts and natural disasters.

Moreover, despite network security and back-up measures, some of our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautionary measures we have taken to prevent unanticipated problems that could affect our information technology and telecommunications systems, failures or significant downtime of our information technology or telecommunications systems or those used by our third-party service providers could prevent us from providing support services and product to our customers and managing the administrative aspects of our business. Any disruption or loss of information technology or telecommunications systems on which critical aspects of our operations depend could harm our business.

Trading on the Over the Counter Market is volatile and sporadic, which could depress the market price of our Common Stock and make it difficult for the holders to resell their Common Stock.

The Common Stock of the Company is quoted on the Over the Counter. Trading in securities quoted on the Over the Counter is often thin and characterized by wide fluctuations in trading prices, due to many factors, some of which may have little to do with our operations or business prospects. This volatility could depress the market price of the Common Stock for reasons unrelated to operating performance. Moreover, the Over the Counter is not a stock exchange, and trading of securities on the Over the Counter is often more sporadic than the trading of securities listed on Nasdaq. These factors may result in shareholders having difficulty reselling any Common Stock.

The sales practice requirements of FINRA may limit a stockholder’s ability to buy and sell our Common Stock.

FINRA has adopted rules requiring that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative or low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA has indicated its belief that there is a high probability that speculative or low-priced securities will not be suitable for at least some customers. If these FINRA requirements are applicable to us or our securities, they may make it more difficult for broker-dealers to recommend that at least some of their customers buy our Common Stock, which may limit the ability of our stockholders to buy and sell our Common Stock and could have an adverse effect on the market for and price of our Common Stock.

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The resale of shares covered by the Registration Statement could adversely affect the market price of our Common Stock in the public market, should one develop, which result would in turn negatively affect our ability to raise additional equity capital.

The sale, or availability for sale, of our Common Stock in the public market may adversely affect the prevailing market price of our Common Stock and may impair our ability to raise additional capital by selling equity or equity-linked securities. The resale of a substantial number of shares of our Common Stock in the public market could adversely affect the market price for our Common Stock and make it more difficult for you to sell shares of our Common Stock at times and prices that you feel are appropriate. Furthermore, we expect that, because there will be a large number of shares registered pursuant to the Registration Statement, selling stockholders will continue to offer shares covered by such Registration Statement for a significant period of time, the precise duration of which cannot be predicted. Accordingly, the adverse market and price pressures resulting from an offering pursuant to the Registration Statement may continue for an extended period of time and continued negative pressure on the market price of our Common Stock could have a material adverse effect on our ability to raise additional equity capital.

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We may need to raise capital in the future to fund the development of our seafood business. Any equity financing may have significant dilutive effect to stockholders and a material decrease in our stockholders’ equity interest in us. Equity financing, if obtained, could result in substantial dilution to our existing stockholders. At its sole discretion, our board of directors may issue additional securities without seeking stockholder approval, and we do not know when we will need additional capital or, if we do, whether it will be available to us.

Risks Related to Our Shares and This Offering

If we are successful at creating a market for our Common Stock, the trading price of our Common Stock is likely to be volatile, which could result in substantial losses to investors.

The trading price of our Common Stock is likely to be volatile and could fluctuate widely due to factors beyond our control. This may happen because of broad market and industry factors, including the performance and fluctuation of the market prices of other companies with business operations that have listed their securities in the United States. In addition to market and industry factors, the price and trading volume for our Common Stock may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings and cash flow;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us, our services or our industry;

●	additions or departures of key personnel; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Common Stock will trade.

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In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Common Stock, the market price for our Common Stock and trading volume could decline.

The trading market for our Common Stock will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Common Stock, the market price for our Common Stock s would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Common Stock to decline.

Negative publicity may harm our brand and reputation and have a material adverse effect on business.

Negative publicity about us, including our services, management, business model and practices, compliance with applicable rules, regulations and policies, or our network partners may materially and adversely harm our brand and reputation and have a material adverse effect on our business. We cannot assure you that we will be able to defuse any such negative publicity within a reasonable period of time, or at all. Additionally, allegations, directly or indirectly against us, may be posted on the internet by anyone on a named or anonymous basis, and can be quickly and widely disseminated. Information posted may be inaccurate, misleading and adverse to us, and it may harm our reputation, business or prospects. The harm may be immediate without affording us an opportunity for redress or correction. Our reputation may be negatively affected as a result of the public dissemination of negative and potentially inaccurate or misleading information about our business and operations, which in turn may materially adversely affect our relationships with our customers, employees or business partners, and adversely affect the price of our Common Stock.

Our operating results for a particular period may fluctuate significantly or may fall below the expectations of investors or securities analysts, each of which may cause the price of our Common Stock to fluctuate or decline.

We expect our operating results to be subject to fluctuations. Our operating results will be affected by numerous factors, including:

●	variations in the level of expenses related to future development plans;

●	fluctuations in value of the underlying commodity;

●	inability to procure sufficient quantities to meet demand due to the scarcity of the product available from its suppliers;

●	level of underlying demand for our products and any other products we sell;

●	any intellectual property infringement lawsuit or opposition, interference or cancellation proceeding in which we may become involved;

●	regulatory developments affecting us or our competitors; and

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If our operating results for a particular period fall below the expectations of investors or securities analysts, the price of our Common Stock could decline substantially. Furthermore, any fluctuations in our operating results may, in turn, cause the price of our Common Stock to fluctuate substantially. We believe that comparisons of our financial results from various reporting periods are not necessarily meaningful and should not be relied upon as an indication of our future performance.

Issuance of stock to fund our operations may dilute your investment and reduce your equity interest.

We may need to raise additional capital in the future to fund our operations, support working capital needs, expand our service offerings, and continue the development of our online advertising platform and our technical development and health-management service operations in the PRC. Any such capital raise may involve the issuance of equity securities, convertible securities, or other equity-linked instruments.

Issuing additional shares will dilute the ownership interests of existing stockholders and may adversely affect the market price of our Common Stock. Securities issued in future financings may have rights, preferences, or privileges senior to those of our current Common Stock, including with respect to dividends, liquidation preferences, voting rights, or other terms.

Our board of directors has the authority, without seeking stockholder approval unless required by applicable law or regulations, to issue additional securities at such times and on such terms as it determines to be appropriate. We cannot predict when we will require additional capital, the size or terms of any future offering, or whether such capital will be available on acceptable terms, or at all.

Any future equity financing could result in substantial dilution to our existing stockholders and may materially reduce their equity interest in our Company.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical fact, included in this prospectus regarding our strategy, future operations, future financial position, future revenues, projected costs, prospects and plans and objectives of management are forward-looking statements. The words “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “plans,” “projects,” “will,” “would” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words.

We have based these forward-looking statements on our current expectations and projections about future events. Although we believe that the expectations underlying our forward-looking statements are reasonable, these expectations may prove to be incorrect, and all of these statements are subject to risks and uncertainties. Therefore, you should not place undue reliance on our forward-looking statements. We have included important risks and uncertainties in the cautionary statements included in this prospectus, particularly the section titled “Risk Factors” incorporated by reference herein. We believe these risks and uncertainties could cause actual results or events to differ materially from the forward-looking statements that we make. Should one or more of these risks and uncertainties materialize, or should underlying assumptions, projections or expectations prove incorrect, actual results, performance or financial condition may vary materially and adversely from those anticipated, estimated or expected. Our forward-looking statements do not reflect the potential impact of future acquisitions, mergers, dispositions, joint ventures or investments that we may make. We do not assume any obligation to update any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise, except as required by law. In the light of these risks and uncertainties, the forward-looking events and circumstances discussed in this prospectus may not occur, and actual results could differ materially from those anticipated or implied in the forward-looking statements.

USE OF PROCEEDS

We will not receive any proceeds from the sales of shares of our Common Stock by the Selling Stockholders.

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DETERMINATION OF OFFERING PRICE

The Selling Stockholders may only sell their shares of our Common Stock pursuant to this prospectus at a fixed price of $0.30 per share until such time as our Common Stock is quoted on the OTCQB or another public trading market for our Common Stock otherwise develops. In order to be quoted on the OTCQB, a market maker must file an application on our behalf in order to make a market for our Common Stock. At and after such time, the selling stockholders may sell all or a portion of their shares through public or private transactions at prevailing market prices or at privately negotiated prices.

In determining the initial offering price of $0.30 per share (as stated above), we considered our Company’s future prospects and those of our industry in general, our revenue, earnings and certain other financial and operating information in recent periods and the price-earnings ratios, price-sales ratios, market prices of securities and certain financial and operating information of companies engaged in activities similar to ours. We cannot assure you that the prices at which the Shares will sell in the public market after our Common Stock is listed or trading on an exchange or automated quotation system or quoted on the OTCQB Market (if ever) will not be lower than the initial offering price or that an active trading market in our Common Stock will develop or continue if developed.

DIVIDEND POLICY

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY

AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted on the Over The Counter Pink Market (“OTC”) under the symbol “AAQL.” On December 19, 2025, the closing price on the OTC of our Common Stock was $0.5811.

Holders

As of December 22, 2025, there were 36 holders of record of our Common Stock.

Dividends

We have never paid any cash dividends on our capital stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. We intend to retain future earnings to fund ongoing operations and future capital requirements. Any future determination to pay cash dividends will be at the discretion of our board of directors and will be dependent upon financial condition, results of operations, capital requirements and such other factors as the board of directors deems relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not adopted an Equity Compensation Plan.

Sale of Restricted Shares

All of the shares of our Common Stock outstanding are “restricted securities” as such term is defined in Rule 144. These restricted securities were issued and sold by us, or will be issued and sold by us, in private transactions and are eligible for public sale only if registered under the Securities Act or if they qualify for an exemption from registration under the Securities Act, including the exemption provided by Rule 144.

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DESCRIPTION OF BUSINESS

Company Overview

Antiaging Quantum Living Inc., previously known as Achison Inc., (the “Company”) is a New York corporation formed on December 29, 2014. Our current principal executive office is located at 135-27 38th Avenue, #388, Flushing, New York 11354. Our telephone number is (929) 990-3255.

On July 1, 2019 Lansdale Inc., the principal stockholder of the Company (“Seller”) which is controlled by the Company’s prior President, Mr. Wanjun Xie, entered into a Stock Purchase Agreement (the “Agreement”) with Dazhong 368 Inc, (the “Buyer”), pursuant to which, among other things, Seller agreed to sell to the Buyer, and the Buyer agreed to purchase from Seller, a total of 9,000,000 shares of Class A Common Stock of the Company beneficially owned by Seller. The purchased shares represented approximately 90% of the Company’s issued and outstanding shares of Class A Common Stock, resulting in a change of the control of the Company. On the same date, Mr. Wanjun Xie resigned from all positions in the Company and Mr. Dingshan Zhang was appointed as the President and Chief Executive Officer.

Prior to the change in management, the Company’s business activities included holding and trading securities in the U.S. market, trading spot silver in Singapore, and trading whisky in the United Kingdom. Following the management transition, the Company shifted its strategic focus to online advertising operations through its website, www.dazhong368.com, primarily targeting the New York market.

The website, which was established by Mr. Zhang in 2014, provides advertising services for professional individuals and companies across industries such as real estate, professional services, accounting, and legal services. We generate revenue by charging fixed service fees for advertisements posted on the Website. While this U.S.-based advertising business has historically produced modest but stable revenue with relatively low direct costs, its overall contribution to our consolidated profit margins remains limited due to the small scale of the platform and the fixed nature of customer-fee arrangements. As part of our broader strategy to improve profitability, we continue to evaluate and pursue additional business opportunities, including the expansion of our PRC operations, which have demonstrated stronger revenue growth and higher-margin potential through technical-service fees, distributor-support services, and non-medical health management activities. We believe these operational initiatives may enhance our long-term margins compared to reliance on the U.S. advertising business alone.

On March 21, 2023, the Company entered into a stock purchase agreement with Barry Wan entered whereby Mr. Wan acquired 29,215,000 restricted shares of Common Stock of the Company, representing approximately 97.4% of the Company’s total issued and outstanding Common Stock from Dazhong 368 Inc and Sophia 33 Inc, two New York corporations controlled by the Company’s then President, Chief Executive Officer and sole director, Dingshan Zhang.

On April 10, 2023, upon closing of the transaction, Barry Wan transferred all his acquired shares to New Lite Ventures LLC, (also known as New Living Ventures LLC) a Delaware Limited Liability Company which Barry Wan is the sole member. The foregoing transaction resulted in a change of control of the Company, with New Lite Ventures LLC becoming the beneficial owner of 97.4% of the Company’s issued and outstanding Common Stock. Both before and after the transactions, the Company had 29,995,000 shares of its Common Stock issued and outstanding.

In connection with the transaction, on April 10, 2023, Mr. Dingshan Zhang resigned from all positions he held with the Company and Ms. Jing Wan was appointed as the Chief Executive Officer, Chief Financial Officer, President and Director. On June 16, 2023, Mr. Barry Wan was appointed Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary, and Chairman of the Board of Directors of the Company upon Ms. Jing Wan’s resignation. The Company was renamed Antiaging Quantum Living Inc. on June 14, 2023. Along with the name change, the ticker symbol of the Company was changed to “AAQL”. The Company plans to continue its existing operations through its website at www.dazhong368.com, which, since 2014, has provided online advertising to different individuals or companies operating in real estate, accounting, legal and other professional services in the New York City area. Its revenues are generated from advertising fees.

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On December 29, 2023, the board of directors of the Company approved the expansion of its operations into the global market, specifically targeting the Asia-Pacific and Chinese markets. In line with this expansion, the Company established multiple subsidiaries follows: AAQL Inc. (“BVI Holding”), a British Virgin Islands Company wholly owned by the Company, AAQL HK Limited (“Hong Kong Holding”), a wholly-owned subsidiary of BVI Holding, Antiaging Doctor Hangzhou Holding LTD (“Dao Ling Doctor Hangzhou”), a wholly-owned subsidiary of Hong Kong Holding, Dao Ling Doctor (Zhejiang) Health Management Limited (“Dao Ling Doctor Zhejiang”), a wholly-owned subsidiary of Dao Ling Doctor Hangzhou, and Dao Ling Doctor (Huzhou) Health Management Limited ( “Dao Ling Doctor Huzhou”), a wholly-owned subsidiary of Dao Ling Doctor Hangzhou. As a result of this transition, the Company is no longer considered a “shell company,” as defined under 17 CFR § 240.12b-2, and is now actively engaged in business operations through its subsidiaries.

On September 6, 2024, the holders of a majority of the issued and outstanding voting securities of the Company approved an amendment to its Certificate of Incorporation increase in the number of authorized shares of Common Stock of the Company from thirty million (30,000,000) shares of Common Stock, par value $0.001 per share, to six billion (6,000,000,000) shares of Common Stock, par value $0.00001 per share (the “Authorized Capital Increase”). Upon the effectiveness of the Authorized Capital Increase, the shares of Common Stock will be categorized as follows: 1,200,000,000 Class A shares, 1,200,000,000 Class B shares, 1,200,000,000 Class C shares, 1,200,000,000 Class D shares, and 1,200,000,000 Class E shares. On the same day, the Certificate of Amendment to the Certificate of Incorporation of the Company was filed with New York State Department effectuating the Authorized Capital Increase.

Since the fourth quarter of 2024 and throughout fiscal 2025 and to date, we have continued to expand our operations through both our U.S.-based online advertising platform and our PRC subsidiaries that operate under the “Dao Ling Doctor” brand. As disclosed in our Annual Report on Form 10-K for the year ended March 31, 2025 and our Quarterly Reports on Form 10-Q for the quarters ended June 30 and September 30, 2025, our PRC subsidiaries generated increasing revenues from technical service fees, distributor-support services, and non-medical health-management activities. During these periods, we also experienced growth in our customer base, increased accounts receivable associated with a higher volume of technical service activities, the introduction of inventory to support our PRC health-management operations, and higher general and administrative expenses relating to personnel, leased premises, and the build-out of our technology infrastructure.

Our U.S.-based advertising platform, www.dazhong368.com, continued to provide online advertising and profile-hosting services to professional service providers in the New York metropolitan area. We offer customers an “ID card introduction” page, which presents a personalized business profile, and we assist with maintaining and updating posted content. We believe this one-stop service model enhances user experience and improves customer acquisition and retention.

Among our PRC subsidiaries, Dao Ling Doctor (Zhejiang) Health Management Co., Ltd. (“Dao Ling Doctor Zhejiang”) serves as our primary operating subsidiary and conducts substantially all of our revenue-generating activities in the PRC. Its primary business consists of providing technical development, technical-support, and platform-maintenance services to distributors of the “Dao Ling Doctor” brand, from which it earns technical-service fees.

A second PRC subsidiary, Dao Ling Doctor (Huzhou) Health Consulting Co., Ltd. (“Dao Ling Doctor Huzhou”), engages in early-stage development of non-medical health-consulting services (excluding diagnosis and treatment), network and information-security software development, big-data services, and related ancillary support functions. While Dao Ling Doctor Huzhou does not currently contribute a material portion of our revenue, it supports the development of future service lines and technology capabilities for the Dao Ling Doctor ecosystem.

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Products and Services

Our current products and services consist of our U.S.-based online advertising and profile-hosting platform and the technical development, distributor-support, and non-medical health-management services conducted through our PRC subsidiaries operating under the “Dao Ling Doctor” brand. Through our website, www.dazhong368.com, we provide online advertising, website-development, and profile-hosting services primarily to professional individuals and small businesses in the New York metropolitan area. Customers use our platform to promote their services or products to their own end-users, and we offer each customer a personalized “ID card introduction” page that presents their business profile. We also assist customers in maintaining and updating the content posted on their pages. We continue to maintain and upgrade this platform to improve user experience and support the expansion of our customer base.

Our PRC subsidiaries provide technical development, technical-support, and platform-maintenance services to distributors of the “Dao Ling Doctor” brand, from which we earn service fees. These services include software development, system maintenance, distributor training support, and other technology-related functions associated with the Dao Ling Doctor service ecosystem. In addition, certain PRC subsidiaries engage in early-stage non-medical health-management and consulting activities, network and information-security software development, big-data services, and related support functions intended to complement and expand the technical-service capabilities offered to our distributor network.

Strategy

Our strategy is to expand the reach and capabilities of both our U.S. advertising platform and our PRC operations under the “Dao Ling Doctor” brand by growing our distributor network, increasing service volume, and strengthening the technical infrastructure that supports our platform. In the PRC, management intends to continue developing the Dao Ling Doctor ecosystem through the build-out of standardized service stores, the expansion of distributor-support systems, and the integration of AI-based tools, including data-driven health-management functions and digital-human service features. Management has also expressed long-term goals relating to large-scale store expansion in the PRC and the United States, broader development of non-medical health-management offerings, and the exploration of new initiatives such as cross-border duty-free retail functions and technology-driven community models, including potential Web3 or DAO-based membership concepts. These goals are aspirational and subject to significant uncertainties. In the United States, our focus remains on improving and maintaining our online advertising and content-hosting platform, offering customers personalized ID card introduction pages and ongoing content-update support to enhance the user experience and strengthen customer retention. Across both markets, our strategy is to support steady operational expansion, enhance service quality, and develop a broader network of users, distributors, and business partners.

Competitive Conditions

We operate in highly competitive industries in both the United States and the PRC. Our U.S. online advertising platform competes with numerous digital advertising providers, including online directories, local and regional advertising services, and large technology companies with significantly greater financial, technical and marketing resources, broader user bases, and stronger brand recognition. Many of these competitors are able to invest more heavily in product development, customer acquisition and pricing incentives, which may limit our ability to attract and retain customers or require us to reduce prices to remain competitive.

In the PRC, our Dao Ling Doctor subsidiaries compete in rapidly evolving markets for technical development services, platform maintenance, distributor-support services, and non-medical health-management activities. These markets include both large established technology companies and smaller regional service providers that may offer similar services with greater operational scale, more advanced technologies, or lower pricing. Competition in these sectors is driven by platform performance, technological capabilities, service quality, customer support and the ability to acquire and retain distributors and service partners.

Across all of our business lines, many competitors possess substantially greater financial and technical resources, longer operating histories, larger customer or distributor networks, and more recognized brand identities than we do. As a result, they may be able to adopt more aggressive pricing strategies, develop or deploy advanced technologies more quickly, and devote greater resources to marketing and customer support. While we believe our cost-effective service model, personalized customer support and developing proprietary technologies provide advantages, there can be no assurance that these factors will enable us to compete successfully or maintain or grow our market position.

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Proven and Experienced Management Team

We are led by our Chief Executive Officer, Barry Wan, who also serves as our Chief Financial Officer, Treasurer, Secretary, and Chairman of the Board. Mr. Wan has overseen the Company’s transition from a U.S.-based online advertising business to an organization operating both in the United States and through our Dao Ling Doctor subsidiaries in the PRC. He has played a central role in managing the development of our technical-service and health-management operations, coordinating our cross-border corporate structure, and supporting the expansion of our business activities. Although our management team operates a relatively small organization and has limited experience managing a publicly traded company, we believe that their operational involvement and familiarity with our service lines support our ability to continue building our business.

Our Development Plan

Our development plan focuses on expanding the technical-service and health-management capabilities of our PRC subsidiaries, strengthening the distributor network operating under the “Dao Ling Doctor” brand, and improving the functionality and user experience of our U.S. online advertising platform. In the PRC, management intends to continue developing standardized service stores, enhancing distributor-support systems, and integrating additional AI-enabled features, including data-driven health-management tools and digital-human technology. Management also plans to explore additional service lines such as cross-border duty-free retail functions and technology-driven community models, including preliminary Web3 or DAO-based concepts. These initiatives are at various stages of development and remain subject to significant uncertainties. In the United States, our efforts remain focused on maintaining and upgrading our advertising and profile-hosting platform to improve customer experience, support content management for users, and attract a broader base of small businesses and professional service providers. Overall, our development plan is intended to support steady operational growth, enhance the services available within the Dao Ling Doctor ecosystem, and expand our presence in both the PRC and U.S. markets.

Expanding Business Operations

Our business operations have continued to expand in both the PRC and the United States as we increase the scope of services offered under the “Dao Ling Doctor” brand and enhance the functionality of our online advertising platform. In the PRC, we have grown our technical-service activities, distributor-support functions, and non-medical health-management services, supported by investments in personnel, leased facilities, inventory, and technology infrastructure. Management intends to continue expanding the Dao Ling Doctor ecosystem through the development of additional standardized service locations, the use of AI-enabled tools, and the build-out of broader support capabilities for distributors and service providers. In the United States, we are continuing to improve our online platform to support customer acquisition and retention among small businesses and professional service providers who use our website to promote their services. As our operational footprint grows, we expect that the scale and complexity of our business activities will continue to increase across both markets.

 Expand to New Geographic Markets

We intend to expand our presence in additional geographic markets as our operational capabilities grow. In the PRC, management has outlined plans to broaden the Dao Ling Doctor service ecosystem through the development of additional distributor locations and standardized service stores in new provinces and municipalities, subject to regulatory, financial, and operational feasibility. Management has also expressed a long-term intention to establish a network of service locations in the United States, supported by our existing leased premises in New York and the continued build-out of our service infrastructure. In addition, certain early-stage initiatives being evaluated by management, such as cross-border duty-free retail functions, may require the Company to operate in additional regions or jurisdictions in the future. These geographic-expansion plans are preliminary, aspirational, and subject to significant uncertainties, including market conditions, regulatory approvals, and the availability of sufficient financial and operational resources.

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Expand Products Offerings

We intend to expand our product and service offerings in both the United States and the PRC as we continue to develop the Dao Ling Doctor service ecosystem and improve the functionality of our online advertising platform. In the PRC, management is focused on enhancing and broadening the technical-service capabilities provided to distributors, including additional software development, AI-enabled tools, data-driven health-management functions, and expanded non-medical health-management and consulting services. Management is also evaluating early-stage initiatives such as cross-border duty-free retail functions and technology-driven community models that may create additional service categories in the future, although these initiatives remain preliminary and subject to uncertainty. In the United States, we plan to continue improving our online advertising and content-hosting platform by upgrading platform features, enhancing customer support, and developing additional tools to help small businesses and professional individuals promote their services more effectively. Across both markets, our goal is to expand the range of services available to users and distributors while maintaining flexibility to adapt to emerging customer preferences and evolving market conditions.

Our Marketing

Our marketing efforts are focused on increasing visibility for our online advertising platform in the United States and supporting the continued growth of the Dao Ling Doctor service ecosystem in the PRC. In the United States, we intend to promote our platform through online channels, direct outreach to small businesses and professional service providers, and the continued enhancement of the personalized ID card introduction pages offered to customers. We may also utilize local publications and community-based advertising where appropriate to reach potential users in the New York metropolitan area. In the PRC, our marketing activities are expected to rely primarily on the distributor network operating under the “Dao Ling Doctor” brand, as well as digital promotion, platform demonstrations, and training support provided to distributors and service partners. Across both markets, we expect that customer referrals, distributor relationships, and ongoing improvements to our platform functionality will contribute to increased awareness and user adoption of our services.

Employees

As of the date of this prospectus, we have 3 full-time employees, all of whom are employed by our PRC subsidiaries. We do not currently have any part-time employees or employees based in the United States.

Environmental Laws

Our operations are not subject to any environmental laws.

Corporate Information

Our Company does not own any real property and conducts all operations from leased facilities in the United States and the PRC.

In the United States, we lease office space at 133-27 39th Avenue, #PH2A, Flushing, New York 11354, under a lease that began in January 2025 and expires in December 2025, with monthly rent of $30,000 payable monthly. We also lease office space at 135-27 38th Avenue, Suite #388, Flushing, New York 11354, under a lease that began in January 2025 and expires in December 2025, with monthly rent of $10,000. In addition, our subsidiary Anti-aging Care LLC leases premises at 136-17 39th Avenue, GB-3, Flushing, New York 11354, under a lease commencing in October 2024 and ending in October 2031, with annual rent obligations following a one-year free-rent period from November 2024 through October 2025. In the PRC, Dao Ling Doctor (Hangzhou) Holding Co., Ltd. leases office space located on the 9th and 10th floors and Room 1002 of Building 1, Daofu Center, Huide Plaza, Xiaoshan District, Hangzhou, Zhejiang Province, under a lease from November 2023 to December 2025, with monthly rent of RMB 76,362. Dao Ling Doctor (Zhejiang) Health Management Co., Ltd. leases additional space on the 9th and 19th floors of the same building in Hangzhou under a lease also running from November 2023 to December 2025, with monthly rent of RMB 147,337. These leased facilities support our administrative functions, technical-service operations, distributor support, and our developing non-medical health-management activities. We feel these facilitis are sufficient for our purposes.

Insurance

We do not maintain any commercial insurance policies for our business or operations. Other than statutory social insurance contributions required for full-time employees of Dao Ling Doctor (Hangzhou) Holding Co., Ltd. and Dao Ling Doctor (Zhejiang) Health Management Co., Ltd., neither we nor any of our subsidiaries carry personal injury protection insurance, business interruption insurance, product liability insurance, directors and officers liability insurance, or key-man life insurance. As a result, we may be exposed to risks that could have a material adverse effect on our business, financial condition, and results of operations. See “Risk Factors—Risks Related to Our Business and Industry—We have limited insurance coverage with respect to our business and operations.”

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Legal Proceedings

There are no pending legal proceedings to which we are a party or in which any director, officer or affiliate of ours, any owner of record or beneficially of more than 5% of any class of our voting securities, or security holder is a party adverse to us or has a material interest adverse to us.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of the financial condition and results of operations should be read in conjunction with the financial statements and the notes to those statements appearing in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business, includes forward-looking statements that involve risks and uncertainties. You should read the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. The various sections of this discussion contain forward-looking statements, all of which are based on our current expectations and could be affected by the uncertainties and risk factors described throughout this prospectus as well as other matters over which we have no control. See “Cautionary Note Regarding Forward-Looking Statements.” Our actual results may differ materially. The Company does not undertake any obligation to update forward-looking statements to reflect events or circumstances occurring after the date of this prospectus.

Overview

The Company operates an online advertising and profile-hosting business through its website, www.dazhong368.com, which primarily serves professional individuals and small businesses in the New York metropolitan area. Through this platform, we provide advertising services and personalized business profile pages and generate revenue from advertising fees paid by customers for the publication and maintenance of their content. Beginning in late 2023, we expanded our operations into the Asia-Pacific and Chinese markets through our Dao Ling Doctor subsidiaries, which provide technical development, platform maintenance, distributor-support services, and non-medical health-management services. These PRC subsidiaries have generated increasing revenues since the fourth quarter of 2024, reflecting growth in service volume, an expanding distributor network, and increased customer engagement. As a result, our operations now consist of both our legacy U.S. online advertising business and our developing PRC technical-services and health-management businesses.

Liquidity and Capital Resources

During the fiscal year ended December 31, 2024 and continuing into 2025, we funded a portion of our operations through the issuance of several promissory notes to multiple lenders. These included (i) a note issued to Barry Wan in the principal amount of $428,789.50, (ii) a note issued to New Lite Ventures LLC in the principal amount of $29,571.00, (iii) two notes originally issued by our PRC subsidiaries—Antiaging Doctor Hangzhou Holding Ltd. and Dao Ling Doctor (Zhejiang) Health Management Limited—to Hemeihui E-Commerce Co., Ltd., in the principal amounts of $538,568.00 and $287,174.00, respectively, and (iv) a note issued to Tairan Baohe Insurance Sales Co., Ltd. in the principal amount of $383,598.00. The Tairan Baohe note was subsequently repaid and is no longer outstanding.

In December 2025, we entered into four separate Assignment and Amendment of Promissory Note agreements with the holders or assignees of the outstanding notes other than the repaid Tairan Baohe note. Under these agreements, each applicable noteholder assigned its rights and interests in the notes to either Atlantic Equity Holdings Inc. or Empire Street Capital Inc., and the Company assumed all obligations under the notes through a full novation. The notes were further amended to provide for the automatic conversion of the outstanding principal balances into shares of our Class A common stock at a fixed conversion price of $0.30 per share. No additional proceeds were received by the Company in connection with these amendments. On November 25, 2025, the Board approved the issuance of the conversion shares, and upon such issuance, the applicable notes will be deemed fully satisfied and extinguished.

Results of Operations for the Three Months Ended September 30, 2025 and 2024

	2025	2024	$ Changed	% Changed
Revenue	390,164	173,174	216,990	125.30%
Cost of revenues	65,691	14,373	51,318	357.04%
Selling, general and administrative expenses	375,695	356,569	19,126	5.36%
Loss from operations	(51,222)	(197,768)	146,546	-74.10%
Other income	69	22	47	213.64%
Net loss	(61,598)	(197,746)	136,148	-68.85%

During the three months ended September 30, 2025 and 2024, the Company generated revenues of $390,164 and $173,174, respectively. The increase in revenue was primarily due to continued growth of the Company’s online platform technical operation support and maintenance services for the period which commenced in 2024. In addition, the Company’s subsidiary Anti-Aging Care LLC began limited operations during the three months ended September 30, 2025 which contributed to the overall increase in revenues for the current period.

Cost of revenues was $65,691 and $14,373 for the three months ended September 30, 2025 and 2024, respectively. Gross profit increased to $324,473 (gross margin of 83.16%) for the three months ended September 30, 2025, as compared to gross profit of $158,801 (gross margin of 91.70%) for the three months ended September 30, 2024. The change in gross margin is primarily due to the shift in revenue streams to technical support and maintenance services business, which carries a different cost structure.

The Company incurred operating expenses of $375,695 and $356,569 for the three months ended September 30, 2025 and 2024, respectively. The increase in operating expenses was mainly due to the increase rental and facility costs.

For the three months ended September 30, 2025 and 2024, the Company’s other income was $69 and $22, respectively, which consisted of interest income.

For the three months ended September 30, 2025, our net loss was $61,598 comparing to a net loss of $197,746 for the three months ended September 30, 2024. The decrease in net loss is mainly due to the increased revenues.

Results of Operation for the six months ended September 30, 2025 and 2024

	2025	2024	$ Changed	% Changed
Revenue	681,602	375,243	306,359	81.64%
Cost of revenues	122,397	14,538	107,859	741.91%
Selling, general and administrative expenses	748,630	772,406	(23,776)	-3.08%
Loss from operations	(189,425)	(411,701)	222,276	-53.99%
Other income	10,900	47	10,853	23091.49%
Net loss	(194,970)	(411,654)	216,684	-52.64%

During the six months ended September 30, 2025 and 2024, the Company generated revenues of $681,602 and $375,243, respectively. The increase in revenue was primarily due to continued growth of the Company’s online platform technical operation support and maintenance services for the period, which commenced in 2024. which accounted for the entire revenue for the current period. In addition, the Company’s subsidiary Anti-Aging Care LLC began limited operations during the three months ended September 30, 2025 which contributed to the overall increase in revenues for the current period.

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Cost of revenues was $122,397 and $14,538 for the six months ended September 30, 2025 and 2024, respectively. Gross profit increased to $559,205 (gross margin of 82.04%) for the six months ended September 30, 2025, as compared to gross profit of $360,705 (gross margin of 96.13%) for the six months ended September 30, 2024.

The change in gross margin is primarily due to the shift in revenue streams to technical support and maintenance services business, which carries a different cost structure.

The Company incurred operating expenses of $748,630 and $772,406 for the six months ended September 30, 2025 and 2024, respectively. The decrease in operating expenses was mainly due to the decrease in employee wages and benefits and legal and professional fees.

For the six months ended September 30, 2025, the Company received renovation subsidy of $10,810, which was recognized as other income, along with interest income.

For the six months ended September 30, 2025, our net loss was $194,970 comparing to a net loss of $411,654 for the six months ended September 30, 2024. The decrease in net loss is mainly due to the increased revenues and increase of other income.

Equity and Capital Resources

As of September 30, 2025, we had an accumulated deficit of $1,604,682 and working capital of $23,279, compared to accumulated deficit of $1,409,712 and a working capital of $132,689 as of March 31, 2025.

The decrease in the working capital was primarily driven by the increases in accounts receivables offset by the increase in operating lease liabilities – current portion and due to related parties, which impacted available cash.

The Company’s net loss was partially offset by non-cash expenses, including $79,784 in depreciation and amortization, and $197,511 in amortization related to right-of-use (ROU) assets, mainly associated with leased office and retail spaces and leasehold improvements. Additionally, an increase of accounts receivables of $376,353 and an increase in inventories of $72,250 affected net cash used in operating activities for the six months ended September 30, 2025.

During the six months ended September 30, 2025 and 2024, the Company purchased fixed assets totaling $163,441 and $44,820, respectively.

During the six months ended September 30, 2025 and 2024, the Company received advances of $340,000 and $138,745 from related parties for working capital purposes, which shareholders are prepared to provide additional funding as needed.

As of September 30, 2025, we held approximately $455,446 in cash and cash equivalents. Our liabilities are primarily funded by shareholder loans and unrelated parties’ loans, which do not require immediate repayment. Operations are continuing as usual, and management is committed to implementing expense control measures in the near term to support liquidity.

Results of Operation for the years ended March 31, 2025 and 2024

	2025	2024	$ Changed	% Changed
Revenue	817,898	7,499	(810,399)	10806.76%
Cost of revenues	389,381	771	388,610	50403.37%
Selling, general and administrative expenses	1,218,476	419,745	798,731	190.29%
Other income (loss)	69,550	46	69,504	151095.65%
Loss from operations	(789,959)	(413,017)	(376,942)	91.27%
Net loss	(720,409)	(412,971)	(307,438)	74.45%

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During the years ended March 31, 2025 and 2024, the Company generated revenues of $817,898 and $7,499, respectively. The increase in revenue was primarily due to the launch and provision of online platform technical operation support and maintenance services, which accounted for the entire revenue for the year; as compared to $nil in same period in 2024. In contrast, revenue for the year ended March 31, 2024, which was derived from health and beauty product sales and online advertising in the amount of $7,499. The Company did not generate any revenue from health and beauty product sales and online advertising for the year ended March 31, 2025.

Cost of revenues was $389,381 and $771 for the years ended March 31, 2025 and 2024, respectively. Gross profit increased to $428,517 (gross margin of 52.4%) for the year ended March 31, 2025, as compared to gross profit of $6,728 (gross margin of 89.7%) for the year ended Macrh3 1, 2024. The change in gross margin is primarily due to the shift in revenue streams and the commencement of the new technical support and maintenance services business in 2025, which carries a different cost structure.

The Company incurred operating expenses of $1,218,476 and $419,745 for the years ended March 31, 2025 and 2024, respectively. The increase in operating expenses was mainly due to the increase in rental expenses and employee wages and benefits, relating to the Company’s initiative for business expansion and additional revenue stream. The Company also incurred start-up costs such as cloud hosting expenses, development and maintenance costs in pursuit of its business plan.

For the year ended March 31, 2025, the Company received renovation subsidy of $69,471, which was recognized as other income, along with interest income of $79.

For the year ended March 31, 2025, our net loss was $720,409 comparing to a net loss of $412,971 for the year ended March 31, 2024. The increase in net loss is mainly due to the increased operating expenses.

Equity and Capital Resources

As of March 31, 2025, we had an accumulated deficit of $1,409,712 and working capital of $132,689, compared to accumulated deficit of $689,303 and a working capital deficit of $647,227 as of March 31, 2024.

The increase in the working capital was primarily driven by the conversion of certain due on demand debts into long-term notes payable, along with increases in other receivables and current assets. Additionally, there was a rise in accounts receivable and advances to suppliers offset by decrease in operating lease liabilities which impacted available cash.

The Company’s net loss was partially offset by non-cash expenses, including $144,271 in depreciation and amortization, and $330,671 in amortization related to right-of-use (ROU) assets, mainly associated with leased office and retail spaces and leasehold improvements.

During the years ended March 31, 2025 and 2024, the Company purchased fixed assets and intangible assets totalling $63,345 and $224,248, respectively.

During the years ended March 31, 2025 and 2024, the Company received advances of $364,303 and $616,866 from related parties for working capital purposes, which shareholders are prepared to provide additional funding as needed. The Company also borrowed $803,734 and $423,209 from an unrelated third party during the years ended March 31, 2025 and 2024, respectively. On December 31, 2024, a total of $1,284,103 debt owed to related party and third party were converted into long-term notes payable, representing a non-cash financing activity. On March 31, 2025, the Company entered into Tripartite Debt Assignment Agreements with Mr. Barry Wan (a related party) and the unrelated third-party original lender, pursuant to which certain loans and notes totalling $1,216,440 were legally assigned to Mr. Wan.

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As of March 31, 2025, we held approximately $370,549 in cash and cash equivalents. Our liabilities are primarily funded by shareholder loans and unrelated parties’ loans, which do not require immediate repayment. Operations are continuing as usual, and management is committed to implementing expense control measures in the near term to support liquidity.

Going Concern Assessment

The Company demonstrates adverse conditions that raise substantial doubt about the Company’s ability to continue as a going concern. These adverse conditions are negative financial trends, specifically cash outflow from operating activities, operating losses, accumulated deficit and other adverse key financial ratios.

Management’s plan to alleviate the substantial doubt about the Company’s ability to continue as a going concern include attempting to improve its business profitability, its ability to generate sufficient cash flow from its operations and execute the business plan of the Company in order to meet its operating needs on a timely basis. However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditures and other requirements.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with the accounting principles generally accepted in the United States of America. Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. These estimates and assumptions are affected by management’s application of accounting policies. We believe that understanding the basis and nature of the estimates and assumptions included in footnote 2 of our financial statements is critical to an understanding of our financial statements.

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MANAGEMENT

Executive Officers and Directors

The following table sets forth information about our executive officers and directors as of the date of this prospectus:

Name	Age	Position
Barry Wan	49	President, Chief Executive Officer, Chief Financial Officer and sole director

Barry Wan has served as the Chief Executive Officer, President and Chief Financial Officer of our Company since June 2023. Mr. Wan is a seasoned entrepreneur who has made significant contributions to the science and technology, real estate, and insurance sectors in both the United States and China. In the 2000s, he successfully established multiple companies in the U.S., including REMAX People Realty, where he served as the founder and CEO. Under his leadership, REMAX People Realty has become one of the leading real estate brokerage firms in New York City.

In 2010, Mr. Wan expanded his entrepreneurial endeavors into China. Mr. Wan founded Ymall, an innovative ecommerce 2.0 platform catering to both online and physical retailers. Additionally, he established Anti-Age Dr. and Tai Bao Global Ecological NewWealth.

Furthermore, Mr. Wan has also contributed his expertise as a Strategy Consultant for Renmi (Hangzhou) Network Technology Co., Ltd. and held the esteemed position of Executive Chairman at the China Real Estate Chamber of Commerce. Mr. Wan received his bachelor’s degree in Science from The Hefei University of Technology, followed by a Master’s degree from Queens College, the City University of New York.

Mr. Wan is well qualified to serve on our board of directors due to his significant experience in the real estate and commerce industries.

Code of Ethics

Effective upon consummation of this offering, we will adopt a code of ethics that applies to all of our executive officers, directors, and employees. The code of ethics codifies the business and ethical principles that govern all aspects of our business.

Director Agreements and Indemnification Agreements

None.

Board of Directors

Our directors hold office until the next annual meeting of shareholders of the Company and until their successors have been elected and qualified. Our officers are elected by the board of directors and serve at the discretion of the board of directors.

Director Independence

We evaluate independence by the standards for director independence set forth in the Nasdaq Marketplace Rules. Under such rules, our only board member is not independent.

Committees of our Board of Directors

We currently have no committees. Rather, the functions typically associated with auditing and other such committees are performed by our sole director.

Share Incentive Plan

We currently do not have any stock incentive plans.

Family Relationships

There are no family relationships among the directors and executive officers of our company.

Involvement in legal proceedings

There are no legal proceedings that have occurred within the past ten years concerning our directors, or control persons which involved a criminal conviction, a criminal proceeding, an administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides certain summary information concerning the compensation of our officers and directors.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pensions Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dingshan Zhang, Chief Executive Officer / Chief Financial Officer (1)	2023	-	-	-	-	-	-	-	-

	2022	-	-	-	-	-	-	-	-

Jing Wan, Chief Executive Officer / Chief Financial Officer (2)	2023	-	-	-	-	-	-	-	-

Barry Wan, Chief Executive Officer / Chief Financial Officer (3)	2024	-	-	-	-	-	-	-	-

	2023	-	-	-	-	-	-	-	-

(1)	Mr. Zhang resigned as a Director, President, CEO and CFO of the Company on April 10, 2023.
(2)	Ms. Wan resigned as a Director, President, CEO and CFO of the Company on June 16, 2023.
(3)	Mr. Wan was appointed as a Director, President, CEO and CFO of the Company on June 16, 2023

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Employment Agreements

We do not currently have employment agreements with our officers.

Director Compensation

There is currently no agreement or arrangement to pay any of our directors for their services as directors.

Pension Benefits

We currently do not maintain any pension plan or arrangement under which our named executive officers are entitled to participate or receive post-retirement benefits.

Limitation on Liability and Indemnification Matters

The Company indemnifies directors, officers, employees and agents, and the heirs of personal representatives of such persons, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgement, actually and reasonably incurred by such person arising out of their function as a director, officer, employee or agent to the Company.

Limitation of Liability of Directors

Section 402(b) of the BCL permits a New York corporation to include in its certificate of incorporation a provision eliminating the potential monetary liability of a director to the corporation or its shareholders for breach of fiduciary duty as a director; provided that this provision may not eliminate the liability of a director (i) for acts or omissions in bad faith or which involve intentional misconduct or a knowing violation of law, (ii) for any transaction from which the director receives an improper personal benefit or (iii) for any acts in violation of Section 719 of the BCL. Section 719 provides that a director who votes or concurs in a corporate action will be liable to the corporation for the benefit of its creditors and shareholders for any damages suffered as a result of an action approving (i) an improper payment of a dividend, (ii) an improper redemption or purchase by the corporation of shares of the corporation, (iii) an improper distribution of assets to shareholders after dissolution of the corporation without adequately providing for all known liabilities of the corporation or (iv) the making of an improper loan to a director of the corporation. Our restated certificate of incorporation, as amended, provides that our directors shall not be liable to us or our shareholders for a breach of their duties to the fullest extent in which elimination or limitation of the liability of directors is permitted by the BCL.

Indemnification of Officers and Directors

Our restated certificate of incorporation, as amended, provides that we shall indemnify and hold harmless, to the fullest extent permitted by the BCL, each person (and their heirs, executors, or administrators) who was or is a party or is threatened to be made a party to, or is involved in, any civil, criminal, administrative or investigative action, suit or proceeding, by reason of the fact that such person is or was a director or officer of our Company or is or was serving at our request as a director or officer of another corporation, partnership, joint venture, trust or other enterprise. We are also obligated to pay the cost of the expenses incurred by our officers and directors (including attorney’s fees) in defending themselves in such proceedings in advance of final disposition if the officer or director agrees to repay the amount advanced in the event it is ultimately determined that the officer or director was not entitled to be indemnified by us as authorized by our restated certificate of incorporation, as amended. We are not obligated to indemnify any director or officer (or his or her heirs, executors or administrators) in connection with a proceeding initiated by such person unless the proceeding was authorized or consented to by our Board. We have entered into indemnification agreements with each of our current directors to effectuate the indemnification provisions of our restated certificate of incorporation, as amended.

SEC Position on Indemnification for Securities Act Liabilities

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information about the beneficial ownership of our Common Stock at the date of this prospectus by:

●	each person or entity who is known by us to own beneficially more than 5% of our outstanding capital stock;

●	each of the persons named in the Summary Compensation Table;

●	each of our directors; and

●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC. Each stockholder’s percentage of beneficial ownership as of December 22, 2025 set forth in the following table is based on 34,275,340 shares of our Common Stock outstanding at the date of this prospectus.

Unless otherwise indicated, the principal address of each of the stockholders below is c/o Antiaging Quantum Living Inc., 135-27 38th Avenue, #388, Flushing, NY 11354. Except as otherwise indicated, and subject to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock held by them.

Title of Class	Name and Address Of Beneficial Owner	Position	Amount and Nature Of Beneficial Ownership		Percent Of Class(1)

Class A Common Stock	New Lite Ventures LLC, 133-27 39th Ave, Flushing, NY 11354	-	29,215,000		85.21%
Class A Common Stock	Atlantic Equity Holdings Inc., 8 The Green, Ste R Dover, DE 19901	-	1,893,796	(3)	5.53%
Class A Common Stock	Empire Street Capital Inc., 136-20 38TH AVENUE, STE 3D, FLUSHING, NY, UNITED STATES, 11354	-	2,386,544	(2)	6.96%
Class A Common Stock	Barry Wan, CEO, CFO and Director, 133-27 39th Ave, Flushing, NY 11354 (3)	-	0	(4)	0%
Class A Common Stock	All Officers and Directors As a Group (1 person)	-	0		0%

(1) Based on 34,275,340 shares of Class A Common Stock outstanding as of November 25, 2025.

(2) Includes 2,386,544 shares issued to Empire Street Capital Inc. upon conversion of the Barry Wan and Zhejiang Notes.

(3) Includes 1,893,796 shares issued to Atlantic Equity Holdings Inc. upon conversion of the New Lite and Hangzhou Notes.

(4) Mr. Barry Wan may be deemed to beneficially own New Lite Ventures LLC, which he wholly owns.

*	Beneficial ownership is determined in accordance with the rules of the SEC that generally attribute beneficial ownership of securities to persons who possess sole or shared voting power and/or investment power with respect to those securities. Common Stock subject to options or warrants that are currently exercisable or exercisable within 60 days of the date of this prospectus are deemed to be outstanding and to be beneficially owned by the person or group holding such options or warrants for the purpose of computing the percentage ownership of such person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group. Unless otherwise indicated, voting and investment power are exercised solely by the person named above or shared with members of such person’s household.

**	Percent of class is calculated on the basis of the number of shares outstanding on the date of this prospectus plus the number of shares the person has the right to acquire within 60 days of the date of this prospectus.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Related Party Transactions

In August 2019, the Company borrowed $71,000 from the former President of the Company, Mr. Dingshan Zhang, which bears no interest with a maturity in December 2021. During the year ended March 31, 2022, the Company repaid $17,000 to Mr. Zhang. In May 2021 the Company borrowed an additional $5,000 from Mr. Zhang. On December 29, 2021, the Company and Mr. Zhang verbally amended the loan agreement and extended the maturity date to December 31, 2023. During the year ended March 31, 2023, the Company received an additional loan in the total amount of $24,300 from, Mr. Zhang.

Upon consummation of the change of control which resulted from that certain securities purchase agreement entered into on April 10, 2023, the balance of the $83,300 shareholder loan was waived by Mr. Zhang in its entirety, which was recognized as an equity transaction with the shareholder.

During the years ended March 31, 2024, the Company received advances in the total amount of $613,843 from Mr. Wan, our Chief Executive Officer, for working capital purposes. The loan is unsecured, non-interest-bearing and due on demand. The amount due to Mr. Wan was $613,843 and $nil as of March 31, 2024 and 2023.

In December 2024, the Company issued four unsecured, non-interest-bearing promissory notes: (i) a note in the principal amount of $428,789.50 issued to Mr. Barry Wan, the Company’s Chief Executive Officer and a director; (ii) a note in the principal amount of $29,571.00 issued to New Lite Ventures LLC, an entity wholly owned and controlled by Mr. Wan; and (iii) two notes in the principal principal amounts of $287,174 and $538,568, respectively, issued by the Company’s PRC subsidiaries—Dao Ling Doctor (Zhejiang) Health Management Limited and Antiaging Doctor Hangzhou Holding Ltd.—to Hemeihui E-Commerce Co., Ltd. None of these notes contained conversion features at the time of issuance.

In November 2025, the Company entered into an Assignment and Amendment of Promissory Note with respect to each outstanding note. Each amendment provided for the automatic conversion of the full principal amount of the applicable note into shares of Class A Common Stock at a fixed conversion price of $0.30 per share. No additional consideration was received by the Company in connection with these amendments.

Immediately prior to conversion, each original noteholder assigned its amended note to a third-party assignee with the Company’s consent. As a result, the original related-party lenders (i.e., Mr. Wan, New Lite Ventures LLC, and Hemeihui E-Commerce Co., Ltd.) did not receive any shares upon conversion. Following these assignments, the amended notes automatically converted into an aggregate of 4,280,340 shares of Class A Common Stock, consisting of: (i) 1,893,796 shares issued to Atlantic Equity Holdings Inc. upon conversion of the notes originally issued to New Lite Ventures LLC and Antiaging Doctor Hangzhou Holding Ltd.; and (ii) 2,386,544 shares issued to Empire Street Capital Inc. upon conversion of the notes originally issued to Mr. Wan and Dao Ling Doctor (Zhejiang) Health Management Limited.

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DESCRIPTION OF CAPITAL STOCK

The following description of our capital stock is only a summary and is qualified in its entirety by the provisions of our certificate of incorporation and bylaws, which have been filed as exhibits to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 6,000,000,000 shares of Common Stock, par value $0.00001 per share, divided into 1,200,000,000 shares each of Class A, Class B, Class C, Class D, and Class E Common Stock.

Authorized and Issued Stock

	Number of shares at December 22, 2025
Title of Class	Authorized	Issued and Outstanding		Reserved
Class A Common Stock, $0.00001 par value per share	1,200,000,000	34,275,340	*	0
Class B Common Stock, $0.00001 par value per share	1,200,000,000	0		0
Class C Common Stock, $0.00001 par value per share	1,200,000,000	0		0
Class D Common Stock, $0.00001 par value per share	1,200,000,000	0		0
Class E Common Stock, $0.00001 par value per share	1,200,000,000	0		0

* The 34,275,340 Class A shares outstanding include 4,280,340 shares issued on November 25, 2025 upon conversion of four promissory notes.

Class A Common Stock

Dividends. Each share of our Common Stock is entitled to receive an equal dividend, if one is declared. We cannot provide any assurance that we will declare or pay cash dividends on our Common Stock in the future. Any future determination to declare cash dividends will be made at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant. Our board of directors may determine it to be necessary to retain future earnings (if any) to finance our growth. See “Risk Factors” and “Dividend Policy.”

Liquidation. If our company is liquidated, then assets that remain (if any) after the creditors are paid and the owners of preferred stock receive liquidation preferences (as applicable) will be distributed to the owners of our Common Stock pro rata.

Voting Rights. Each share of our Common Stock entitles the owner to one vote. All matters are decided by majority vote other than as required by law and the election of directors. A plurality of votes is sufficient to elect a director at a meeting; election by written consent to fill a vacancy, however, requires a majority vote. There is no cumulative voting.

Preemptive Rights. Owners of our Common Stock have no preemptive rights. We may sell or issue shares of our Common Stock to third parties without first offering such shares to current stockholders. On November 25, 2025, our majority stockholder approved, by written consent, the issuance of 4,280,340 shares of our Class A Common Stock upon the automatic conversion of the Company’s amended promissory notes and waived any preemptive or similar rights with respect to such issuance.

Redemption Rights. We do not have the right to buy back shares of our Common Stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations. Owners of our Common Stock do not ordinarily have the right to require us to buy their Common Stock. We do not have a sinking fund to provide assets for any buy back.

Conversion Rights. Shares of our Common Stock cannot be converted into any other kind of stock except in extraordinary transactions, such as mergers and court approved bankruptcy reorganizations.

Nonassessability. All outstanding shares of our Common Stock are fully paid and nonassessable.

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Classes B, C, D and E Common Stock

Our certificate of incorporation authorizes 1,200,000,000 shares each of Class B, Class C, Class D and Class E Common Stock, par value $0.00001 per share. As of November 25, 2025, no shares of Class B, Class C, Class D or Class E Common Stock are issued and outstanding, and we have not designated or established any specific rights, preferences or privileges for these classes beyond those applicable to our Common Stock generally. We currently have no present plans to issue any shares of Class B, Class C, Class D or Class E Common Stock.

New York Anti-Takeover Statutes

Section 912 of the New York Business Corporation Law (the “BCL”), prohibits a New York corporation from engaging in certain business combinations with an interested shareholders and prevents certain persons from making a takeover bid for a New York corporation unless certain prescribed requirements are satisfied, or there is an exception. We are excepted from the provisions of Section 912 of the BCL because our shares of Common Stock are registered under Section 12 of the Securities Exchange Act of 1934.

SELLING STOCKHOLDERS

The Shares being offered by the Selling Stockholders are the shares of our Class A Common Stock issued to them in December 2025 upon the automatic conversion of certain amended promissory notes following assignments of those notes to the Selling Stockholders. We are registering the Shares to permit the Selling Stockholders to resell the Shares from time to time. Except for their ownership of the Shares described in this prospectus, the Selling Stockholders have not had any material relationship with us or our affiliates within the past three years.

Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to this offering is based on 34,275,340 shares of Class A Common Stock outstanding as of November 25, 2025, which includes the 4,280,340 shares issued upon conversion of the amended promissory notes. Beneficial ownership is determined in accordance with Rule 13d-3(d) under the Exchange Act. The percentage of shares beneficially owned prior to this offering is based on 34,275,340 shares of Common Stock outstanding as of November 25, 2025 (which includes the 4,280,340 Conversion Shares issued upon the automatic conversion of the amended promissory notes).

None of the Selling Stockholders are a registered broker-dealer or an affiliate of a registered broker-dealer. The Selling Stockholders acquired the Shares in the ordinary course of business and not with a view to, or for, resale or distribution..

The Shares being registered for resale were issued by the Company on November 25, 2025 upon the automatic conversion of amended promissory notes at a fixed conversion price of $0.30 per share, following assignments of the amended notes to the Selling Stockholders. The original promissory notes, issued in December 2024 for an aggregate principal amount of $1,284,102.50, were unsecured, non-interest-bearing loan obligations when issued and did not include any conversion rights. The Company did not receive any additional consideration in connection with the amendments, assignments, or conversions, and the Shares were issued solely to the Selling Stockholders.

Name	Number of Shares of Common Stock Beneficially Owned Before the Offering(1)	% of Outstanding Shares Before the Offering(1)	Number of Shares of Common Stock Being Offered(2)	Shares of Common Stock Beneficially Owned After the Offering(1)	Percentage Beneficially Owned After the Offering
Atlantic Equity Holdings Inc.	1,893,796	5.53%	1,893,796
Empire Street Capital Inc.	2,386,544	6.96%	2,386,544

TOTAL	4,280,340	12.49%	4,280,340

(1)	Beneficial ownership is calculated in accordance with Rule 13d-3 under the Exchange Act. Percentages in the column “Shares Beneficially Owned Before the Offering” are based on 34,275,340 shares of Class A Common Stock outstanding as of November 25, 2025.

(2)	The Selling Stockholders acquired the shares of Class A Common Stock on November 25, 2025, upon the automatic conversion of amended promissory notes at a fixed conversion price of $0.30 per share, pursuant to separate Assignment and Amendment of Promissory Note agreements.

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PLAN OF DISTRIBUTION

The Selling Stockholders will be offering the shares of Common Stock being covered by this prospectus at a fixed price of $0.30 per share.

The Selling Stockholders may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits investors;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	to cover short sales made after the date that the registration statement of which this prospectus is a part is declared effective by the Securities and Exchange Commission;

●	broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share;

●	a combination of any of such methods of sale; and

●	any other method permitted under applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities covered hereby, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

34

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales and they will be subject to the prospectus delivery requirements of the Securities Act. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are requesting that each selling stockholder inform us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. We will pay certain fees and expenses incurred by us incident to the registration of the securities.

Because the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act, including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Retention by a selling stockholder of an underwriter would constitute a material change to our plan of distribution requiring a post-effective amendment.

We intend to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information requirement under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. We will use reasonable efforts to keep the registration statement effective for sufficient time for the identified selling stockholders to sell their Shares. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Stock by the selling stockholders or any other person. We will make copies of this prospectus available to the Selling Stockholders and are informing the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

DISCLOSURE OF SEC POSITION ON

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director or officer of ours in the successful defense of the action, suit or proceeding) is asserted by the director or officer in connection with securities which may have been registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court or appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

LEGAL MATTERS

The validity of the Shares covered by the registration statement of which this prospectus is a part has been passed upon for us by Celine and Partners, PLLC.

EXPERTS

The financial statements for the fiscal years ended March 31, 2025 and March 31, 2024 were audited by J&S Associate PLT and PWN LLP, respectively, each an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere herein, and such financial statements are included in reliance upon those reports given upon the authority of said firms as experts in auditing and accounting.

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ENFORCEABILITY OF CIVIL LIABILITIES

Our Chief Executive Officer is a Chinese citizen and resident. As such, a substantial portion of her assets are located outside the United States. As a result, it may be difficult or impossible for a shareholder to effect service of process within the United States upon us or these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for shareholder to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our executive officers and directors.

There is uncertainty as to whether the courts of China, respectively, would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is uncertainty as to whether PRC courts would (i) recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States, or (ii) entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States. The PRC Civil Procedures Law governs the recognition and enforcement of foreign judgments. PRC courts may recognize and enforce foreign judgments in accordance with the PRC Civil Procedures Law based either on treaties between China and the country where the judgment is made or on principles of reciprocity between jurisdictions. The PRC does not have any treaties or other agreements with the United States that provide for the reciprocal recognition and enforcement of foreign judgments. According to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they determine that the judgment violates the basic principles of PRC law or national sovereignty, security or public interest. As a result, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States. Under the PRC Civil Procedures Law, foreign shareholders may originate actions based on PRC law against us in the PRC, if they can establish sufficient nexus to the PRC for a PRC court to have jurisdiction, and meet other procedural requirements, including, among others, the plaintiff must have a direct interest in the case, and there must be a concrete claim, a factual basis and a cause for the suit. It will be difficult for U.S. shareholders to originate actions against our Chief Financial Officer in China in accordance with PRC laws, and it will be difficult for U.S. shareholders, by virtue only of holding our Common Stock, to establish a connection to China for a PRC court to have jurisdiction as required under the PRC Civil Procedures Law.

It may also be difficult for you or overseas regulators to conduct investigations or collect evidence within China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the authorities in China may establish a regulatory cooperation mechanism with its counterparts of another country or region to monitor and oversee cross-border securities activities, such regulatory cooperation with the securities regulatory authorities in the U.S. may not be efficient in the absence of a practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, or “Article 177,” which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the PRC. Article 177 further provides that Chinese entities and individuals are not allowed to provide documents or materials related to securities business activities to foreign agencies without prior consent from the securities regulatory authority of the PRC State Council and the competent departments of the PRC State Council. While the detailed interpretation of or implementing of rules under Article 177 have to be promulgated, the inability of an overseas securities regulator to directly conduct investigation or evidence collection activities within China may further increase the difficulties faced by you in protecting your interests.

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INTERESTS OF NAMED EXPERTS AND COUNSEL

Neither the named experts nor counsel own any of shares of our Common Stock.

ADDITIONAL INFORMATION

We will be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, and will file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 and at the SEC’s regional offices located at the Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 233 Broadway, New York, New York 10279. You can obtain copies of these materials from the Public Reference Section of the SEC upon payment of fees prescribed by the SEC. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC’s Web site contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of that site is http://www.sec.gov.

We have filed a registration statement on Form S-1 with the SEC under the Securities Act of 1933, as amended, with respect to the securities offered in this prospectus. This prospectus, which is filed as part of a registration statement, does not contain all of the information set forth in the registration statement, some portions of which have been omitted in accordance with the SEC’s rules and regulations. Statements made in this prospectus as to the contents of any contract, agreement or other document referred to in this prospectus are not necessarily complete and are qualified in their entirety by reference to each such contract, agreement or other document that is filed as an exhibit to the registration statement. The registration statement may be inspected without charge at the public reference facilities maintained by the SEC, and copies of such materials can be obtained from the Public Reference Section of the SEC at prescribed rates. You may obtain additional information regarding our company on our website, located at www.dazhong368.com.

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ANTIAGING QUANTUM LIVING INC.

F-1

ANTIAGING QUANTUM LIVING INC.

Condensed Consolidated Balance Sheets

As of September 30, 2025 and March 31, 2025

	September 30,	March 31,
	2025	2025
	(Unaudited)	(Audited)
ASSETS
Current Assets
Cash and cash equivalents	$455,446	$370,549
Accounts receivable, net	467,804	85,788
Inventory, net	72,250	-
Advances to suppliers	14,126	132,123
Other receivables and current assets	212,551	222,055
Total Current Assets	1,222,177	810,515
Non-Current Assets
Property and equipment, net	204,377	120,769
Intangible assets, net	13,110	13,551
Operating lease right of use asset, net	463,787	644,515
Total Non-Current Assets	681,274	778,835
Total Assets	1,903,451	1,589,350

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	173,630	50,244
Other payables	26,675	49,097
Due to related parties	860,000	520,000
Taxes payable	15,328	3,960
Advances from customers	74,476	8,475
Operating lease liabilities - current portion	48,789	46,050
Total Current Liabilities	1,198,898	677,826
Non-Current Liabilities
Operating lease liabilities - non-current	341,920	366,740
Long term notes and loans payable-related party	1,698,330	1,674,801
Total Non-Current Liabilities	2,040,250	2,041,541
Total Liabilities	3,239,148	2,719,367

Commitments and Contingencies	-	-

Shareholders’ Equity
Class A Common stock, par value $0.00001 per share; 1,200,000,000 shares authorized; 29,995,000 shares issued and outstanding at September 30, 2025 and March 31, 2025	29,995	29,995
Class B Common stock, par value $0.00001 per share; 1,200,000,000 shares authorized; no shares issued and outstanding at September 30, 2025 and March 31, 2025	-	-
Class C Common stock, par value $0.00001 per share; 1,200,000,000 shares authorized; no shares issued and outstanding at September 30, 2025 and March 31, 2025	-	-
Class D Common stock, par value $0.00001 per share; 1,200,000,000 shares authorized; no shares issued and outstanding at September 30, 2025 and March 31, 2025	-	-
Class E Common stock, par value $0.00001 per share; 1,200,000,000 shares authorized; no shares issued and outstanding at September 30, 2025 and March 31, 2025	-	-
Additional paid-in capital	243,530	243,530
Accumulated deficit	(1,604,682)	(1,409,712)
Accumulated other comprehensive (loss) income	(4,540)	6,170
Total Shareholders’ Deficit	(1,335,697)	(1,130,017)
Total Liabilities and Shareholders’ Deficit	$1,903,451	$1,589,350

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

ANTIAGING QUANTUM LIVING INC.

Condensed Consolidated Statements of Operations and Comprehensive Income

For the Three and Six months ended September 30, 2025 and 2024

Unaudited

	Three months Ended		Six months ended
	September 30,	September 30,	September 30,	September 30,
	2025	2024	2025	2024
Revenues, net	$390,164	$173,174	$681,602	$375,243
Cost of revenues	65,691	14,373	122,397	14,538
Gross profit	324,473	158,801	559,205	360,705

Operating expenses:
Selling and marketing expenses	30,643	100,273	43,255	231,206
General and administrative expenses	345,052	256,296	705,375	541,200
Total operating expenses	375,695	356,569	748,630	772,406

Loss from operations	(51,222)	(197,768)	(189,425)	(411,701)

Other income :
Interest income	12	22	33	47
Other income	57	-	10,867	-
Total other income	69	22	10,900	47

Loss before income tax	(51,153)	(197,746)	(178,525)	(411,654)

Income tax expense	10,445	-	16,445	-
Net loss	$(61,598)	$(197,746)	$(194,970)	$(411,654)

Weighted average shares outstanding
Basic and diluted	29,995,000	29,950,000	29,995,000	29,950,000

Loss per share
Basic and diluted	$(0.0021)	$(0.0066)	$(0.0065)	$(0.0137)

Comprehensive loss:
Net loss	$(61,598)	$(197,746)	$(194,970)	$(411,654)
Other comprehensive loss:
Foreign currency translation adjustment	(2,773)	(19,151)	(10,710)	(16,876)
Total comprehensive loss	$(64,371)	$(216,897)	$(205,680)	$(428,530)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

ANTIAGING QUANTUM LIVING INC.

Condensed Consolidated Statements of Changes in Shareholders’ Deficit

For the Six months ended September 30, 2025 and 2024

Unaudited

					Accumulated	Equity
	Class A Common stock		Additional		other	attributable
	Number of		Paid-in	Accumulated	Comprehensive	to
	Shares	Amount	Capital	Deficit	Income/(Loss)	Owners	Total
Balance at March 31, 2024	29,995,000	$29,995	$243,530	$(689,303)	$2,608	$(413,170)	$(413,170)
Net loss	-	-	-	(213,908)	-	(213,908)	(213,908)
Foreign currency translation adjustment	-	-	-	-	2,275	2,275	2,275
Balance at June 30, 2024	29,995,000	29,995	243,530	(903,211)	4,883	(624,803)	(624,803)
Net loss	-	-	-	(197,746)	-	(197,746)	(197,746)
Foreign currency translation adjustment	-	-	-	-	(19,151)	(19,151)	(19,151)
Balance at September 30, 2024	29,995,000	29,995	243,530	(1,100,957)	(14,268)	(841,700)	(841,700)

Balance at March 31, 2025	29,995,000	29,995	243,530	(1,409,712)	6,170	(1,130,017)	(1,130,017)
Net loss	-	-	-	(133,372)	-	(133,372)	(133,372)
Foreign currency translation adjustment	-	-	-	-	(7,937)	(7,937)	(7,937)
Balance at June 30, 2025	29,995,000	29,995	243,530	(1,543,084)	(1,767)	(1,271,326)	(1,271,326)
Net loss	-	-	-	(61,598)	-	(61,598)	(61,598)
Foreign currency translation adjustment	-	-	-	-	(2,773)	(2,773)	(2,773)
Balance at September 30, 2025	29,995,000	29,995	243,530	(1,604,682)	(4,540)	(1,335,697)	(1,335,697)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

ANTIAGING QUANTUM LIVING INC.

Condensed Consolidated Statements of Cash Flows

For the Six months ended September 30, 2025 and 2024

(In U.S. dollar except for share and per share data)

Unaudited

	Six months ended
	September 30,	September 30,
	2025	2024
Cash flows from operating activities
Net loss	$(194,970)	$(411,654)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	79,784	71,921
Amortization of operating lease ROU assets	197,511	150,385
Impairment loss on property and equipment’	3,955	-
Changes in assets and liabilities
Increase in accounts receivable	(376,353)	(26,738)
Increase in inventories	(72,250)	-
Decrease (increase) in advances to suppliers	117,997	(12,384)
Increase in due from relates parties	-	(429)
Decrease (increase) in other receivables and current assets	11,789	(32,050)
Increase in customer advances	66,001	4,130
Increase in accounts payable and accrued expenses	125,519	6,883
(Decrease) increase in other payables	(25,980)	19,207
Increase in taxes payable	11,184	-
(Decrease) increase in operating lease liabilities	(36,000)	7,571
Net cash used in operating activities	(91,813)	(223,158)

Cash flows from investing activities
Purchase of fixed assets	(165,341)	(44,820)
Net cash used in investing activities	(165,341)	(44,820)

Cash flows from financing activities
Proceeds from related party payables	340,000	138,745
Net cash provided by financing activities	340,000	138,745

Net increase (decrease) of cash and cash equivalents	82,846	(129,233)
Effect of foreign currency translation on cash and cash equivalents	2,051	84
Cash and cash equivalents – beginning	370,549	166,552
Cash and cash equivalents – ending	$455,446	$37,403

Supplementary cash flow information:
Interest paid	$-	$-
Income taxes paid	$10,388	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-5

ANTIAGING QUANTUM LIVING INC (FKA. ACHISON INC)

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

(UNAUDITED)

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Antiaging Quantum Living Inc. (FKA: Achison Inc.) (the “Company”, “us”, “we” or “our”) was incorporated under the laws of the State of New York on December 29, 2014.

On July 1, 2019, Lansdale Inc, the principal stockholder of the Company (“Seller”) an entity controlled by the Company’s former President, Mr. Wanjun Xie, entered into a Stock Purchase Agreement (the “Agreement”) with Dazhong 368 Inc, (the “Buyer”), pursuant to which, a total of 9,000,000 shares of Class A common stock of the Company were transferred to the Buyer, representing approximately 90% of the Company’s issued and outstanding shares of Class A common stock, resulting in a change of the control of the Company. Mr. Dingshan Zhang was appointed as the President and CEO of the Company at the same date.

On April 10, 2023, Mr. Barry Wan acquired control of 29,215,000 restricted shares of common stock (the “Purchased Shares”) of the Company, representing approximately 97% of the Company’s total issued and outstanding common stock (the “Common Stock”) from Dazhong 368 Inc and Sophia 33 Inc, two New York corporations controlled by the Company’s then President, Chief Executive Officer and sole director, Dingshan Zhang (the former President) pursuant to the terms of a Stock Purchase Agreement by and among the parties thereto (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement (“SPA”), Mr. Wan paid an aggregate purchase price of four hundred thousand dollars ($400,000.00) to Mr. Zhang in exchange for the Purchased Shares. The foregoing transaction resulted in a change of control of the Company, with Mr. Wan acquiring 97% of the Company’s outstanding Common Stock held through New Lite Ventures LLC, a New York LLC. Both before and after the transactions, the Company had 29,995,000 shares of its common stock outstanding.

In connection with the transaction, on April 10, 2023, Mr. Dingshan Zhang resigned from all positions he held with the Company. On April 10, 2023, Ms. Jing Wan was appointed by our majority shareholder as our Chief Executive Officer, Chief Financial Officer, President and Director. On June 16, 2023, Mr. Barry Wan consented to act as the new CEO and CFO after Ms. Jing Wan resigned. The Company was renamed as Antiaging Quantum Living Inc on June 14, 2023 by the new management. The Company is an investment holding company; its primary business operations are conducted through its subsidiaries as described below.

AAQL Inc. (“BVI Holding”) was incorporated under the Laws of the British Virgin Islands to function as a holding company responsible for managing all business operations outside of the United States.

AAQL HK Limited (“Hong Kong Holding”) was incorporated under the Laws of Hong Kong as a wholly-owned subsidiary of the BVI Holding. Hong Kong Holding’s primary role is to act as a holding company overseeing business activities exclusively within the Asia-Pacific markets.

Antiaging Doctor Hangzhou Holding LTD (“Dao Ling Doctor Hangzhou”) was incorporated as a wholly-owned subsidiary of Hong Kong Holding on November 13, 2023 under the laws of the People’s Republic of China, with its principal place of business situated in Xiaoshan District, Hangzhou, Zhejiang Province.

Dao Ling Doctor (Zhejiang) Health Management Limited (“Dao Ling Doctor Zhejiang”) was incorporated as a wholly-owned subsidiary of Dao Ling Doctor Hangzhou on November 30, 2023 under the laws of the People’s Republic of China, with its principal place of business situated in Hangzhou, Zhejiang Province.

Dao Ling Doctor (Huzhou) Health Management Limited (“Dao Ling Doctor Huzhou”) was incorporated as a wholly-owned subsidiary of Dao Ling Doctor Hangzhou on December 6, 2023 under the laws of the People’s Republic of China, with its principal place of business situated in Huzhou, Zhejiang Province.

Anti-Aging Care LLC (“Anti-Aging Care”) was incorporated as a wholly-owned subsidiary of Antiaging Quantum Living Inc. on October 21, 2024 under the laws of New York.

F-6

The subsidiaries’ business includes e-commerce platform development and management, personalized marketing strategies, and brand licensing. It also provides technical support and maintenance for distributors, along with health consulting (excluding diagnosis and treatment), network security software development, and big data services. Through these integrated offerings, the group enhances the market presence and operational efficiency of the ‘Dao Ling Doctor’ brand.”

Antiaging Quantum Living Inc. and its subsidiaries are collectively referred to as the “Company”.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

In the opinion of management, the unaudited interim condensed financial statements reflect all adjustments of a normal recurring nature that are necessary for a fair presentation of the results for the interim periods presented. However, the results of operations included in such financial statements may not necessary be indicative of annual results.

The Company uses the same accounting policies in preparing quarterly and annual financial statements. Certain information and footnote disclosures normally included in the annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) have been condensed or omitted. These unaudited condensed financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2025 filed with the Securities and Exchange Commission (“SEC”) on July 2, 2025.

Use of Estimates

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results may differ from those estimates and assumptions.

Functional and presentation currency

The functional currency of the Company is the currency of the primary economic environment in which the Company operates which is Chinese Yuan (“RMB”). The RMB is not freely convertible into the US dollar and may be subject to PRC currency restrictions for payments, including the distributions of dividends or retained earnings to the Company by its subsidiaries or its variable interest entities.

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income (loss) in the stockholder’s equity (deficits) section of the balance sheets.

Exchange rate used for the translation as follows:

US$ to RMB	Period End	Average
September 30, 2025	7.1190	7.1947
March 31, 2025	7.2567	7.2163
September 30, 2024	7.0181	7.2015

F-7

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, bank deposits, and highly liquid investments with maturities of three months or less at the date of origination.

Accounts receivable, net

The Company records accounts receivable at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Advances to Suppliers

The Company occasionally makes advance payments to suppliers, contractors, and service providers to secure future deliveries of goods or completion of services. These advances are recorded as assets on the balance sheet and are reclassified to the appropriate expense or asset account (such as inventory, property and equipment, or repairs and maintenance) when the related goods are received or the services are rendered. These advances may include, but are not limited to, payments for inventory goods to be sold, deposits for services, or prepayments for capital improvements.

The Company periodically reviews the recoverability of advances to suppliers and establishes allowances for potential losses when necessary.

Other receivables and current assets

Other receivables and current assets consist primarily of prepaid expenses, advances, and refundable security deposits. These items are recorded at their original transaction amounts and are not discounted as the impact of discounting is not material to the consolidated financial statements. The Company evaluates the collectability of other receivables on a regular basis and establishes allowances for estimated credit losses, if necessary, in accordance with ASC 326.

Impairment of Other Assets

The Company has adopted Accounting Standards Codification subtopic 340-10, Other Assets (“ASC 340-10”). ASC 340-10 requires that prepaid expenses, deferred costs, and other capitalized expenditures be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates these assets for impairment periodically, or more frequently if events and circumstances warrant. Indicators of impairment may include contract cancellations, supplier bankruptcy, significant adverse changes in expected future benefits, or other factors reducing the asset’s recoverability.

The Company assesses recoverability based on the expected future benefits associated with the asset. If it is determined that the carrying value is no longer recoverable, the asset is written down to its net realizable value or zero if no recovery is expected. Impairment losses, if any, are recorded in the income statement as a charge to expense.

There were no write-offs on advances to suppliers for the six months ended September 30, 2025 and 2024, respectively.

Property and Equipment

Property and equipment are carried at cost net of accumulated depreciation. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset.

F-8

Property and equipment are depreciated on a straight-line basis over the following periods:

Leasehold improvements	2 years
Office furniture and equipment	3 years

Intangible assets

Intangible assets are carried at cost, net of accumulated amortization. Expenditures that enhance the functionality or extend the useful life of the intangible asset are capitalized. When intangible assets are retired or otherwise disposed of, the related gain or loss is included in operating income.

Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives. The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Intangible assets are amortized on a straight-line basis over the following periods:

Patent	10 years

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavourable changes in business conditions, recurring losses, or a forecasted inability to achieve breakeven operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

Impairment loss on property and equipment  were $3,955 and $nil for the six months ended September 30, 2025 and 2024, respectively.

Customer Advances

The Company records customer advances as liabilities when consideration is received in advance of the transfer of goods. These advances are recognized as revenue when the performance obligations associated with the advance are satisfied. These advances relate to the advance payment for orders of goods placed by the customers.

Leases

The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) using the modified retrospective approach, electing the practical expedient that allows the Company not to restate its comparative periods prior to the adoption of the standard on January 1, 2019.

The new leasing standard requires recognition of leases on the balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company does not recognize any leases with an initial term of 12 months or less on the balance sheets.

F-9

Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

Revenue Recognition

Revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company determines revenue recognition by applying the following steps: 1) identification of the contract, or contracts, with a customer; 2) identification of the performance obligations in the contract; 3) determination of the transaction price; 4) allocation of the transaction price to the performance obligations in the contract; and 5) recognition of revenue when, or as, we satisfy a performance obligation.

Online advertising

The Company operates an online advertising platform that connects advertisers with publishers to display digital advertisements.

For the Company, revenue recognition occurs upon the following events: when a customer places an order, payment is received, and the advertisement is delivered and viewable to the end-user with no other terms and conditions.

Sales of goods

The Company operates a mobile application (“App”) through which it sells health and beauty products to customers.

For the Company, revenue recognition occurs upon the following events: when a customer places an order, payment is received, and the goods are delivered to or drop-shipped to and accepted by the customer. Provisions are made for estimated sales returns based on historical return rates and experience which are immaterial. The Company may record contract liabilities, such as customer advances, when payments are received from customers prior to delivery or acceptance of goods by customers.

Online platform technical operation support and maintenance services

The Company provides technical operation support and maintenance services for its online platforms, ensuring platform functionality, continuous availability, and technical support for end-users.

Revenue from these services is recognized rateably over each service period as the services are rendered, or upon completion of the service, depending on the nature of the arrangement. Billing frequency may vary (e.g., weekly, monthly, quarterly, or upon completion) as specified in the respective contracts. Service fees are determined based on contract terms and may be structured as fixed fees, milestone-based pricing, or as a percentage of gross transaction value (GTV) generated from the customer’s e-commerce platform. Each billing period or completed service cycle represents a distinct performance obligation, with revenue recognized upon completion and invoicing.

The major direct cost of providing these services is wages and salaries.

In instances where payments are received in advance, they are recorded as contract liabilities (deferred revenue) until the services are delivered.

For each revenue stream, the Company is a principal because it controls the specified goods or services before they are transferred to the customer. As a principal, the Company is primarily responsible for fulfilling the contractual obligations, has discretion in establishing the price, and bears the risk of inventory or service provision until completion, therefore revenue is recognized on a gross basis for each revenue stream.

Selling, General and Administrative Expenses

Selling, general, and administrative expenses primarily consist of costs related to sales and marketing activities, administrative functions, and certain start-up costs.

F-10

Selling expenses include, but are not limited to, sales commissions, advertising costs, shipping and handling expenses, and costs associated with trade shows and promotional events. General and administrative expenses encompass salaries and benefits of employees not directly involved in production, rent, utilities, office supplies, legal and professional fees, other overhead costs, and certain start-up costs.

Start-up costs represent expenses associated with the establishment of new operations, including activities such as market research, product development, and initial marketing efforts.

The Company recognizes these expenses as incurred, consistently matching with the revenues generated.

Defined Contribution Plans

The Company contributes to various government-mandated employee benefit plans in the People’s Republic of China, including pension, medical, unemployment, and housing provident funds. These contributions are made in accordance with local laws and regulations and are expensed as incurred. The Company’s obligations under these plans are limited to the amounts required to be contributed. For the six months ended September 30, 2025 and 2024, the Company contributed approximately $33,790 and $61,041, respectively.

Income Taxes

The Company records income tax expense using the asset-and-liability method of accounting for deferred income taxes. Under this method, deferred taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that the deferred tax assets will not be realized.

When tax returns are filed, it is likely some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more-likely-than-not the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in general and administrative expenses in the statements of operations.

Earnings Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

As of September 30, 2025 and March 31, 2025, the Company does not have any potentially dilutive instrument.

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which could result in a loss to the Company which will be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies arising from legal proceedings pending against the Company or unasserted claims that may rise from such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

F-11

If the assessment of a contingency indicates it is probable a material loss will be incurred and the amount of the loss can be reasonably estimated, then the estimated loss is accrued in the Company’s financial statements. If the assessment indicates a material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Fair Value Measurements

Fair value accounting establishes a framework for measuring fair value and expands disclosure about fair value measurements. Fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company’s financial instruments consisted of cash, accounts receivables, accounts payable, contract liabilities and loan from shareholders. The estimated fair value of those balances approximates the carrying amount due to the short maturity of these instruments.

Credit Losses on Financial Instruments

The Company recognizes credit losses on financial instruments in accordance with Accounting Standards Codification (ASC) Topic 326, Financial Instruments – Credit Losses. The Company uses the Current Expected Credit Losses (CECL) model to estimate credit losses on financial assets measured at amortized cost, as well as certain off-balance sheet credit exposures.

Under the CECL model, the estimation of credit losses involves significant judgment and estimation uncertainty. Management exercises its judgment based on historical loss experience, current economic conditions, and reasonable and supportable forecasts. Changes in these factors could have a material impact on the estimated credit losses.

Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker (the “CODM”), which is comprised of the chief executive officer of the Company’s management team. Consequently, the Company has determined that it has only one reportable operating segment.

Recent Accounting Pronouncements

Accounting Standards Update (“ASU”) 2025-06, Intangibles — Goodwill and Other — Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software modernizes the accounting for internal-use software by removing the requirement to identify discrete project development stages (such as the preliminary and application-development stages) and instead focuses on whether (1) management has authorized and committed to funding the project, (2) it is probable the project will be completed and the software will be used to perform its intended function, and (3) the entity has considered whether significant uncertainty exists in the development activities. The amendments are effective for fiscal years beginning after December 15, 2027, and for interim periods within those fiscal years. Early adoption is permitted. Entities may apply the amendments prospectively, retrospectively, or using a modified-prospective approach. The Company is currently evaluating the impact of ASU 2025-06 on its consolidated financial statements and related disclosures. The adoption is expected to primarily affect the timing of capitalizing certain software-development costs and may result in modifications to internal controls over capitalization judgments and related disclosures.

ASU 2025-05, Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets introduces a practical expedient for measuring expected credit losses on current accounts receivable and current contract assets arising from contracts with customers under Topic 606. Under the expedient, entities may assume that conditions existing at the balance sheet date will remain unchanged over the asset’s remaining life when estimating expected credit losses. In addition, entities other than public business entities may elect, as an accounting policy, to consider subsequent cash collections that occur after the balance sheet date but before issuance of the financial statements when estimating expected credit losses. The amendments are effective for fiscal years beginning after December 15, 2025, and for interim periods within those fiscal years. Early adoption is permitted, and the guidance is to be applied prospectively. The Company is currently evaluating the impact of ASU 2025-05 and does not expect the adoption to have a material impact on its consolidated financial statements. The Company expects to apply the practical expedient for qualifying current receivables and contract assets upon adoption.

ASU 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Customer Share-Based Payment Awards, clarifies how entities account for share-based consideration payable to a customer. The ASU requires customer awards with vesting conditions tied to purchases to be treated as performance conditions, eliminates the forfeiture policy election, and states that the variable consideration constraint under ASC 606 does not apply to these awards. The standard is effective for annual periods beginning after December 15, 2026, with early adoption permitted. The Company is currently evaluating the impact of this guidance on its financial statements.

ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Accounting Acquirer in a Business Combination Involving a Variable Interest Entity, clarifies that when a business that is a VIE is acquired primarily with equity interests, the determination of the accounting acquirer should follow ASC 805 rather than defaulting to the primary beneficiary under ASC 810. The standard is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect a material impact upon adoption.

F-12

ASU 2025-02, Liabilities (Topic 405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122, removes the guidance previously provided under SAB 121 and codified in ASC 405-S99. The amendment reflects the SEC’s rescission of SAB 121 and clarifies that custodians of crypto-assets should assess loss contingencies under ASC 450-20. This update is effective retrospectively for public business entities for annual periods beginning after December 15, 2024. The Company does not expect the adoption of this standard to have a material impact on its financial statements.

ASU 2025-01, Presentation of Financial Statements (Topic 220): Clarifying the Effective Date of Disaggregation of Income Statement Expenses, confirms the effective date of ASU 2024-03 for public business entities. The guidance requires disaggregated expense information in the income statement and is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after that date. Early adoption is permitted. The Company is currently evaluating the impact of this standard.

ASU 2024-03, “Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments”. The amendments in this ASU are effective for fiscal years beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted as of the beginning of a reporting period if the entity has also adopted ASU 2020-06 for that period. The Company is evaluating the impact of the standard on its consolidated financial statements and disclosures.

ASU 2024-03, Disaggregation of Income Statement Expenses. The guidance primarily will require enhanced disclosures about certain types of expenses. The amendments in ASU 2024-03 are effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027 and may be applied either on a prospective or retrospective basis. The Company is evaluating the impact of the standard on its consolidated financial statements and disclosures.

Management does not believe that other recently issued but not yet adopted accounting pronouncements will have a material impact on the Company’s financial position, results of operations, or cash flows.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company has incurred net loss of $194,970 for the period ended September 30, 2025, had an accumulated deficit of $1,604,682, and working capital of $23,279 . These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plan to alleviate the substantial doubt about the Company’s ability to continue as a going concern include attempting to improve its business profitability, its ability to generate sufficient cash flow from its operations to meet its operating needs on a timely basis, obtain additional working capital funds from the majority shareholder and President of the Company to eliminate inefficiencies in order to meet its anticipated cash requirements. However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditures and other requirements.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

F-13

NOTE 4 – ACCOUNTS RECEIVABLES

Accounts receivables, net comprised of the following:

	September 30, 2025	March 31, 2025
Accounts receivables	$467,804	$85,788
Less: Allowance for credit loss	-	-
Total, net	$467,804	$85,788

There was no allowance for credit loss expenses for the six months ended September 30, 2025 and 2024, respectively.

NOTE 5 – OTHER RECEIVABLES AND CURRENT ASSETS

Other receivables and current assets, net comprised of the following:

	September 30, 2025	March 31, 2025
Other receivables and prepayments	$155,612	$165,740
Security deposits	56,939	56,315
Less: Allowance for credit loss	-	-
Total, net	$212,551	$222,055

There was no allowance for credit loss expenses for the six months ended September 30, 2025 and 2024, respectively.

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment, net comprised of the following:

	September 30, 2025	March 31, 2025
At Cost:
Leasehold improvements	$367,473	$248,614
Office furniture and equipment	70,101	22,716
Total cost	437,574	271,330
Less: Accumulated depreciation	(233,197)	(150,561)
Total, net	$204,377	$120,769

Depreciation expenses were $79,089 and $71,921 for the six months ended September 30, 2025 and 2024, respectively.

Impairment losses were $3,955 and $nil for the six months ended September 30, 2025 and 2024, respectively.

The Company did not dispose of any fixed assets for the six months ended September 30, 2025 and 2024, respectively. Accordingly, no gain or loss on disposal of fixed assets was recognized.

NOTE 7 – INTANGIBLE ASSET

Intangible asset, net comprised of the following:

	September 30, 2025	March 31, 2025
At Cost:
Patent	$14,046	$13,781
Total cost	14,046	13,781
Less: Accumulated amortization	(936)	(230)
Total, net	$13,110	$13,551

F-14

Amortization expenses were $695 and $nil for the six months ended September 30, 2025 and 2024, respectively.

The amortization expenses for the succeeding five years as follows:

For the year ending March 31,
2026 (6 months remaining)	$702
2027	1,405
2028	1,405
2029	1,405
2030	1,405
Total	$6,322

NOTE 8 – LOANS PAYABLE AND NOTES PAYABLE

On December 31, 2024, the Company entered into a promissory note agreement amending the terms of existing loan agreements with outstanding balances of CNY 3,931,167 (approximately $538,568). and CNY 2,096,172 (approximately $287,174), including an extension of the maturity date to December 31, 2029. As a result, the outstanding balances are classified as “Notes Payable”. These notes are unsecured, non-interest-bearing, and with a maturity date of December 31, 2029. In prior periods, these balances are presented as “Loan Payables” consistent with the classification applicable at that time.

On March 24, 2025, the Company borrowed CNY 2,800,000 ($386,042) from the unrelated third party pursuant to a loan agreement. The loan is unsecured, non-interest-bearing, with a maturity date of December 9, 2027.

On March 31, 2025, the Company entered into a Tripartite Debt Assignment Agreement with Mr. Barry Wan (a related party) and the unrelated party, pursuant to which the CNY 2,096,172 ($288,860) note, the CNY 2,800,000 ($385,850) loan, and the CNY 3,931,167 ($541,730) note; were legally assigned to Mr. Wan. Following the assignment, Mr. Wan became the holder of the obligations under the same terms and conditions. (Refer to Note 9 for details)

As of September 30, 2025 and March 31, 2025, there was no outstanding balance of the Notes Payable and loans payable to unrelated third party.

NOTE 9 – RELATED PARTY TRANSACTIONS

Due to related parties

Due to related parties comprised of the following:

	September 30, 2025	March 31, 2025
Barry Wan (“Mr. Wan”)	$860,000	$520,000
Total	$860,000	$520,000

Due to related parties balances above are unsecured and non-interest-bearing.

Promissory notes payable and loans payable

Promissory notes payable and loans payable related parties comprised of the following:

	September 30, 2025	March 31, 2025
Mr. Wan – Promissory note maturity date December 31, 2029	$1,275,445	$1,259,380
Mr. Wan – Loans maturity date December 9, 2027	393,314	385,850
New Lite – Promissory note maturity date December 31, 2029	29,571	29,571
Total	$1,698,330	$1,674,801

F-15

All promissory notes and loans payable are unsecured and non-interest-bearing.

Advances from Mr. Wan

During the six months ended September 30, 2025, the Company received advances from Mr. Wan, our President for working capital purpose. The outstanding amount due to Mr. Wan was $860,000 and $520,000 as of September 30, 2025 and March 31, 2025, respectively. The advance is unsecured, non-interest-bearing and due on demand. On December 31, 2024, the Company formalized a promissory note agreement for $428,790 with a maturity date of December 31, 2029.

Debt Assignment to Mr. Wan

On March 31, 2025, the Company entered into a Tripartite Debt Assignment Agreement with Mr. Barry Wan (a related party) and the unrelated third-party original lender, pursuant to which the CNY 2,096,172 ($288,860) note, the CNY 2,800,000 ($385,850) loan, and the CNY 3,931,167 ($541,730) note; were legally assigned to Mr. Wan. Following the assignment, Mr. Wan became the holder of the obligations under the same terms and conditions.

Advances from Tairan Baohe Insurance Sales Co., Ltd. (“Tairan”)

During the year ended March 31, 2025, the Company borrowed funds from Tairan, an entity where Mr. Wan’s spouse is a shareholder, for working capital purpose. The outstanding amount due to Tairan was $nil and $nil as of September 30, 2025 and March 31, 2025, respectively. The loan was unsecured, non-interest-bearing and due on demand. On December 31, 2024, the Company formalized a promissory note agreement for CNY 2,800,000 (approximately $383,598) with a maturity date of December 31, 2029. Subsequently, on March 24, 2025, the Company repaid the full outstanding balance to Tairan. As a result, the amount due to Tairan was $nil as of September 30, 2025.

Advances from New Lite Ventures LLC (“New Lite”)

During the year ended March 31, 2025, the Company borrowed funds from New Lite, an entity where Mr. Wan is a controlling member, for working capital purpose. The amount was unsecured, non-interest-bearing and due on demand.

On December 31, 2024, the Company formalized a promissory note agreement for $29,571 with a maturity date of December 31, 2029.

NOTE 10 – INCOME TAX

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

United States

Net operation losses (“NOLs”) can carry forward indefinitely up to offset 80% of taxable income after CARES Act effect on December 31, 2017. As of September 30, 2025, deferred tax assets resulted from NOLs of approximately $250,000, respectively. The deferred tax asset has been fully reserved by a valuation allowance as the Company believes they will most-likely-than-not realize the benefits.

Hong Kong

Companies incorporated in Hong Kong are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% on its taxable income generated from operations in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

F-16

PRC

Effective on January 1, 2008, the PRC Enterprise Income Tax Law, EIT Law, and Implementing Rules impose a unified enterprise income tax rate of 25% on all domestic-invested enterprises and foreign investment enterprises in PRC, unless they qualify under certain limited exceptions. As such, starting from January 1, 2008, the Company’s subsidiaries in PRC are subject to an enterprise income tax rate of 25%. NOLs can typically carried forward for a certain number of years (usually five years) to offset against future taxable income. As of September 30, 2025, the Company’s PRC operations had net operating losses which resulted in deferred tax assets of approximately $226,000. The deferred tax asset has been fully reserved for valuation allowance as the Company believes they will most-likely-than-not realize the benefits.

Income Taxes Paid

For the six months ended September 30, 2025, the Company paid income taxes of $10,388 in China , and did not pay any income taxes domestically or in foreign jurisdictions for the six months ended September 30, 2024.

The following table summarizes the taxable income (loss) before income taxes by jurisdiction:

	Six months ended September 30,
	2025	2024
United States	$(405,811)	$(70,281)
Hong Kong	-	-
China	227,286	(341,373)
Total	$(178,525)	$(411,654)

The following table summarizes a reconciliation of income tax expense for operations, calculated at the statutory income tax rate to total income tax expense (benefit):

	Six months ended September 30,
	2025	2024
Loss before income taxes	$(178,525)	$(411,654)
U.S. federal tax benefits (21%)	(85,220)	(14,759)
State tax benefit, net of federal benefits	(30,436)	(5,271)
PRC tax expenses (benefits) (25%)	56,821	(85,343)
Hong Kong tax benefits (16.5%)	-	-
Income tax benefits at statutory rate	(58,835)	(105,373)
Foreign tax rate differential	-	-
Change in valuation allowance	75,280	105,373
Other	-	-
Provision for income taxes expenses	$16,445	$-
Effective tax rate	(13.21)%	0%

NOTE 11 – SHAREHOLDERS’ EQUITY

The Company is authorized to issued 1,200,000,000 shares of Class A common stock, 1,200,000,000 Class B common stock, 1,200,000,000 Class C common stock, 1,200,000,000 Class D common stock, and 1,200,000,000 Class E common stock; all with a par value of $0.00001 per share.

As of September 30, 2025, the Company had 29,995,000 shares of Class A common stock issued and outstanding; and no shares of Class B, Class C, Class D, or Class E common stock were issued and outstanding.

F-17

On March 28, 2023, the Company amended its article with New York State to change the authorized common shares with a par value of $0.001 to 30,000,000 shares, no preferred shares.

During the years ended March 31, 2024, a shareholder loan in the amount of $83,300 was forgiven by our former President and recorded as additional paid-in capital.

On June 6, 2024, the Company amended its article with New York State to increase the authorized shares of common stock of the Company from thirty million (30,000,000) shares of common stock, par value $0.001 per share, to six billion (6,000,000,000) shares of common stock, par value $0.00001 per share (the “Authorized Capital Increase”). Upon the effectiveness of the authorized shares increase, the shares of common stock will be categorized as follows: 1,200,000,000 Class A shares, 1,200,000,000 Class B shares, 1,200,000,000 Class C shares, 1,200,000,000 Class D shares, and 1,200,000,000 Class E shares.

NOTE 12 – DISAGGREGATION OF REVENUE

The Company disaggregates its revenue by major revenue streams, as the Company believes this disaggregation best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors.

	Six months ended September 30,
	2025	2024
Sales of goods (Health and beauty products)	$-	$123,736
Technical operation support and maintenance services	681,602	251,507
Total	$681,602	$375,243

NOTE 13 – LEASES

The Company has various operating leases for its office space and retail space.

Operating lease right-of-use assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate the present value is incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rate for each leases based primarily on its lease term.

Certain lease agreements may include renewal options that are exercisable at the Company’s discretion. The Company includes renewal periods in the lease term when it is reasonably certain that the renewal option will be exercised. For leases where the renewal is not reasonably certain, the extension options are excluded from the measurement of lease liabilities and right-of-use assets. The lease term used reflects only the non-cancellable period and any renewal options that the Company is reasonably certain to exercise.

Operating lease expenses were $197,511 and $150,385 for the six months ended September 30, 2025 and 2024, respectively. The Company did not have short-term leases or subleases for the six months ended September 30, 2025 and 2024. Lease payments are fixed and increase annually according to the stated terms in the lease agreements. The Company does not have any variable lease payments.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Six months ended September 30,
	2025	2024
Lease cost
Operating lease cost	$197,511	$150,385

Other Information
Cash paid for amounts included in the measurement of lease liabilities	$36,000	$-
Weighted average remaining lease term – operating leases (in years)	2.19	1.25
Average discount rate – operating lease	4.75%	4.75%

F-18

The supplemental balance sheet information related to leases is as follows:

	September 30, 2025	March 31, 2025
Operating leases
Right-of-use assets	$463,787	$644,515
Operating lease liabilities	$390,709	$412,790

The undiscounted future minimum lease payment schedule as follows:

For the year ending March 31,
2026 (6 months remaining)	$37,080
2027	75,272
2028	77,531
2029	79,856
2030	82,252
Thereafter	127,706
Total undiscounted lease payments	479,697
Less: interest	(88,988)
Total lease liabilities	$390,709

NOTE 14 – RISKS, COMMITMENTS AND CONTINGENCIES

Litigations and claims

To the best of the Company’s knowledge and based on information available as of September 30, 2025, the Company is not involved in any material claims or legal actions arising from the ordinary course of business. However, the Company is exposed to various risks and uncertainties that could potentially result in litigation or claims in the future. The Company continuously evaluates these contingencies and will adjust its disclosures as necessary.

Concentration Risks

For the six months ended September 30, 2025, 100% of the Company’s revenue was derived from a single customer. As of September 30, 2025, 100% of the Company’s accounts receivable balance was due from this customer.

The Company is economically dependent on this customer, and the loss of this relationship could have a material adverse effect on its financial condition, results of operations, and cash flows.

NOTE 15 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after September 30, 2025 through the date the financial statements were issued. During the period, the Company did not have any material recognizable subsequent events required to be disclosed or adjusted as of and for the six months ended September 30, 2025.

F-19

J&S ASSOCIATE PLT 202206000037 (LLP0033395-LCA) & AF002380 (Registered with PCAOB and MIA) B-11-14, Megan Avenue II 12,Jalan Yap Kwan Seng, 50450, Kuala Lumpur, Malaysia	Tel: +603-4813 9469 Email : info@jns-associate.com Website : jns-associate.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors and Shareholders of

Antiaging Quantum Living Inc.

Opinion on the Financial Statement

We have audited the accompanying consolidated balance sheets of Antiaging Quantum Living Inc. and its subsidiaries (the ‘Company’) as of March 31, 2025, and the related consolidated statements of operations and comprehensive loss, consolidated statement of changes in shareholders’ deficit, and consolidated statements of cash flows for the year ended March 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of March 31, 2025, and the results of its operations and its cash flows for the year ended March 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3, as of March 31, 2025, the Company incurred a net loss of $720,409 and had an accumulated deficit of $1,409,712. These matters raise substantial doubt about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions that gives rise to the substantial doubt that exists about the Company’s ability to continue as a going concern and management’s plans to mitigate this matter are also described in Note 3.

These financial statements do not include any adjustments that may be necessary to reflect the effects on the recoverability and classification of assets and additional liabilities that may arise if the Company is not able to continue as a going concern. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

The financial statements of the Company as of and for the year ended March 31, 2024, were audited by other auditors, whose report dated April 16, 2024, expressed an unqualified opinion on those statements.

/s/ J&S ASSOCIATE PLT

Certified Public Accountants

PCAOB No: 6743

We have served as the Company’s auditor since 2025.

Kuala Lumpur, Malaysia

July 2, 2025

F-20

Report of Independent Registered Public Accounting Firm

Shareholders and Board of Directors

Antiaging Quantum Living Inc.

New York, NY

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Antiaging Quantum Living Inc. (the “Company”) as of March 31, 2024, the related statements of operation, stockholders’ equity, and cash flows for each of the years then ended, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at March 31, 2024, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt About the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the financial statements, the Company has suffered recurring losses from operations, has a net capital deficiency, and has stated that substantial doubt exists about the Company’s ability to continue as a going concern. Management’s evaluation of the events and conditions and management’s plans regarding these matters are also described in Note 3. The financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

Critical audit matters are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the board of directors and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ PWN LLP

We have served as the Company’s auditor since October 4, 2023.

North Carolina

April 16, 2024

F-21

ANTIAGING QUANTUM LIVING INC.

Consolidated Balance Sheets

As of March 31, 2025 and 2024

	March 31,	March 31,
	2025	2024

ASSETS
Current Assets
Cash and cash equivalents	$370,549	$166,552
Accounts receivable, net	85,788	2,001
Advances to suppliers	132,123	27,000
Other receivables and current assets	222,055	28,668
Total Current Assets	810,515	224,221
Non-Current Assets
Property, plant and equipment, net	120,769	215,770
Intangible assets, net	13,551	-
Other non-current assets	-	32,473
Operating lease right of use asset, net	644,515	539,946
Total Non-Current Assets	778,835	788,189
Total Assets	1,589,350	1,012,410

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued expenses	50,244	64,842
Other payables	49,097	7,422
Due to related parties	520,000	613,843
Taxes payable	3,960	1,124
Advances from customers	8,475	4,345
Operating lease liabilities - current portion	46,050	179,872
Total Current Liabilities	677,826	871,448
Non-Current Liabilities
Operating lease liabilities - non-current	366,740	134,903
Other long-term liabilities	-	419,229
Long term notes and loans payable-related party	1,674,801	-
Total Non-Current Liabilities	2,041,541	554,132
Total Liabilities	2,719,367	1,425,580

Commitments and Contingencies	-	-

Shareholders’ Equity
Class A Common stock, $0.00001 par value; 1,200,000,000 shares authorized, 29,995,000 shares issued and outstanding	29,995	29,995
Class B Common stock, $0.00001 par value; 1,200,000,000 shares authorized, no shares issued and outstanding	-	-
Class C Common stock, $0.00001 par value; 1,200,000,000 shares authorized, no shares issued and outstanding	-	-
Class D Common stock, $0.00001 par value; 1,200,000,000 shares authorized, no shares issued and outstanding	-	-
Class E Common stock, $0.00001 par value; 1,200,000,000 shares authorized, no shares issued and outstanding	-	-
Additional paid-in capital	243,530	243,530
Accumulated deficit	(1,409,712)	(689,303)
Accumulated other comprehensive income	6,170	2,608
Total Shareholders’ Deficit	(1,130,017)	(413,170)
Total Liabilities and Shareholders’ Deficit	$1,589,350	$1,012,410

The accompanying notes are an integral part of these audited consolidated financial statements.

F-22

ANTIAGING QUANTUM LIVING INC.

Consolidated Statements of Operations and Comprehensive Income

For the Years ended March 31, 2025 and 2024

	Years ended
	March 31,	March 31,
	2025	2024
Revenues, net	$817,898	$7,499
Cost of revenues	389,381	771
Gross profit	428,517	6,728

Operating expenses:
Selling and marketing expense	158,136	71,236
General and administrative expenses	1,060,340	348,509
Total operating expenses	1,218,476	419,745

Loss from operations	(789,959)	(413,017)

Other income:
Interest income	79	45
Other income, net	69,471	1
Total other income	69,550	46

Loss before income tax	(720,409)	(412,971)

Income tax expense	-	-
Net loss	$(720,409)	$(412,971)

Weighted average shares outstanding
Basic and diluted	29,995,000	29,995,000

Loss per share
Basic and diluted	$(0.0240)	$(0.0138)

Comprehensive income (loss):
Net loss	$(720,409)	$(412,971)
Other comprehensive income (loss):
Foreign currency translation income	3,562	2,608
Total comprehensive loss	$(716,847)	$(410,363)

The accompanying notes are an integral part of these audited consolidated financial statements.

F-23

ANTIAGING QUANTUM LIVING INC (FKA. ACHISON INC)

Consolidated Statements of Changes in Shareholders’ Deficit

For the Years Ended March 31, 2025 and 2024

	Class A		Class B		Class C		Class D		Class E
	Common Stock		Common Stock		Common Stock		Common Stock		Common Stock				Accumulated
	Number of		Number of		Number of		Number of		Number of		Additional Paid-in	Accumulated	other Comprehensive
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Total

Balance at March 31, 2023	29,995,000	$29,995	-	$-	-	$-	-	$-	-	$-	$160,230	$(276,332)	$-	$(86,107)
Shareholder loan cancellation			-	-	-	-	-	-	-	-	83,300	-	-	83,300
Net income			-	-	-	-	-	-	-	-	-	(412,971)	-	(412,971)
Foreign currency translation adjustment			-	-	-	-	-	-	-	-	-	-	2,608	2,608
Balance at March 31, 2024	29,995,000	$29,995	-	$-	-	$-	-	$-	-	$-	$243,530	$(689,303)	$2,608	$(413,170)

Balance at March 31, 2024	29,995,000	$29,995	-	$-	-	$-	-	$-	-	$-	$243,530	$(689,303)	$2,608	$(413,170)
Net income			-	-	-	-	-	-	-	-	-	(720,409)	-	(720,409)
Foreign currency translation adjustment			-	-	-	-	-	-	-	-	-	-	3,562	3,562
Balance at March 31, 2025	29,995,000	$29,995	-	$-	-	$-	-	$-	-	$-	$243,530	$(1,409,712)	$6,170	$(1,130,017)

The accompanying notes are an integral part of these audited consolidated financial statements.

F-24

ANTIAGING QUANTUM LIVING INC (FKA. ACHISON INC)

Consolidated Statements of Cash Flows

For the Years Ended March 31, 2025 and 2024

	Years ended
	March 31,	March 31,
	2025	2024
Cash flows from operating activities
Net loss	$(720,409)	$(412,971)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization expense	144,271	6,986
Amortization of operating lease ROU assets	330,671	126,302
Write-off of assets	27,000	-
Changes in assets and liabilities
Increase in accounts receivable	(84,267)	(2,001)
Increase in advances to suppliers	(132,123)	(27,000)
Increase in prepaid expenses	(65,489)	(27,377)
Increase in other receivables and current assets	(96,097)	(1,519)
Increase in other non-current assets	-	(32,781)
(Decrease) increase in accounts payable	(4,428)	6,879
(Decrease) increase in accrued and other payables	(5,813)	61,869
Increase in other payable	44,793	8,610
Decrease in contract liability	-	(2,800)
Increase in due to a related party	-	-
Decrease in operating lease liabilities	(338,389)	(353,610)
Net cash used in operating activities	(900,280)	(649,413)

Cash flows from investing activities
Purchase of fixed assets	(49,488)	(224,248)
Purchase of intangible assets	(13,857)	-
Net cash used in investing activities	(63,345)	(224,248)

Cash flows from financing activities
Proceeds from borrowings	803,734	423,209
Proceeds from related party payables	364,303	616,866
Net cash provided by financing activities	1,168,037	1,040,075

Net increase of cash and cash equivalents	204,412	166,414

Effect of foreign currency translation on cash and cash equivalents	(415)	(216)
Cash and cash equivalents – beginning	166,552	354
Cash and cash equivalents – ending	$370,549	$166,552

Supplementary cash flow information:
Interest paid	$-	$-
Income taxes paid	$-	$-

Non-cash financing and investing activities:
Repayment of related party debt	$-	$83,300
Recognized ROU assets through lease liabilities	$424,790	$671,373
Conversion of loan payable to promissory note payable	$1,284,103	$-
Debt assignment to related party	$1,216,440	$-

The accompanying notes are an integral part of these audited consolidated financial statements.

F-25

ANTIAGING QUANTUM LIVING INC (FKA. ACHISON INC)

NOTES TO FINANCIAL STATEMENTS

NOTE 1 – ORGANIZATION AND PRINCIPAL ACTIVITIES

Antiaging Quantum Living Inc. (FKA: Achison Inc.) (the “Company”, “us”, “we” or “our”) was incorporated under the laws of the State of New York on December 29, 2014.

On July 1, 2019, Lansdale Inc, the principal stockholder of the Company (“Seller”) an entity controlled by the Company’s former President, Mr. Wanjun Xie, entered into a Stock Purchase Agreement (the “Agreement”) with Dazhong 368 Inc, (the “Buyer”), pursuant to which, a total of 9,000,000 shares of Class A common stock of the Company were transferred to the Buyer, representing approximately 90% of the Company’s issued and outstanding shares of Class A common stock, resulting in a change of the control of the Company. Mr. Dingshan Zhang was appointed as the President and CEO of the Company at the same date.

On April 10, 2023, Mr. Barry Wan acquired control of 29,215,000 restricted shares of common stock (the “Purchased Shares”) of the Company, representing approximately 97% of the Company’s total issued and outstanding common stock (the “Common Stock”) from Dazhong 368 Inc and Sophia 33 Inc, two New York corporations controlled by the Company’s then President, Chief Executive Officer and sole director, Dingshan Zhang (the former President) pursuant to the terms of a Stock Purchase Agreement by and among the parties thereto (the “Stock Purchase Agreement”). Pursuant to the Stock Purchase Agreement (“SPA”), Mr. Wan paid an aggregate purchase price of four hundred thousand dollars ($400,000.00) to Mr. Zhang in exchange for the Purchased Shares. The foregoing transaction resulted in a change of control of the Company, with Mr. Wan acquiring 97% of the Company’s outstanding Common Stock held through New Lite Ventures LLC, a New York LLC. Both before and after the transactions, the Company had 29,995,000 shares of its common stock outstanding.

In connection with the transaction, on April 10, 2023, Mr. Dingshan Zhang resigned from all positions he held with the Company. On April 10, 2023, Ms. Jing Wan was appointed by our majority shareholder as our Chief Executive Officer, Chief Financial Officer, President and Director. On June 16, 2023, Mr. Barry Wan consented to act as the new CEO and CFO after Ms. Jing Wan resigned. The Company was renamed as Antiaging Quantum Living Inc on June 14, 2023 by the new management. The Company is an investment holding company; its primary business operations are conducted through its subsidiaries as described below.

AAQL Inc. (“BVI Holding”) was incorporated under the Laws of the British Virgin Islands to function as a holding company responsible for managing all business operations outside of the United States.

AAQL HK Limited (“Hong Kong Holding”) was incorporated under the Laws of Hong Kong as a wholly-owned subsidiary of the BVI Holding. Hong Kong Holding’s primary role is to act as a holding company overseeing business activities exclusively within the Asia-Pacific markets.

Antiaging Doctor Hangzhou Holding LTD (“Dao Ling Doctor Hangzhou”) was incorporated as a wholly-owned subsidiary of Hong Kong Holding on November 13, 2023 under the laws of the People’s Republic of China, with its principal place of business situated in Xiaoshan District, Hangzhou, Zhejiang Province.

Dao Ling Doctor (Zhejiang) Health Management Limited (“Dao Ling Doctor Zhejiang”) was incorporated as a wholly-owned subsidiary of Dao Ling Doctor Hangzhou on November 30, 2023 under the laws of the People’s Republic of China, with its principal place of business situated in Hangzhou, Zhejiang Province.

Dao Ling Doctor (Huzhou) Health Management Limited (“Dao Ling Doctor Huzhou”) was incorporated as a wholly-owned subsidiary of Dao Ling Doctor Hangzhou on December 6, 2023 under the laws of the People’s Republic of China, with its principal place of business situated in Huzhou, Zhejiang Province.

Anti-Aging Care LLC (“Anti-Aging Care”) was incorporated as a wholly-owned subsidiary of Antiaging Quantum Living Inc. on October 21, 2024 under the laws of New York.

The subsidiaries’ business includes e-commerce platform development and management, personalized marketing strategies, and brand licensing. It also provides technical support and maintenance for distributors, along with health consulting (excluding diagnosis and treatment), network security software development, and big data services. Through these integrated offerings, the group enhances the market presence and operational efficiency of the ‘Dao Ling Doctor’ brand.”

Antiaging Quantum Living Inc. and its subsidiaries are collectively referred to as the “Company”.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation and Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and include the assets, liabilities, revenues, expenses and cash flows of all subsidiaries. All significant inter-company transactions and balances between the Company and its subsidiaries are eliminated upon consolidation.

F-26

Use of Estimates

The accompanying financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (the “SEC”).

The preparation of the Company’s financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect the amounts reported in the financial statements and footnotes thereto. Actual results may differ from those estimates and assumptions.

Functional and presentation currency

The functional currency of the Company is the currency of the primary economic environment in which the Company operates which is Chinese Yuan (“RMB”). The RMB is not freely convertible into the US dollar and may be subject to PRC currency restrictions for payments, including the distributions of dividends or retained earnings to the Company by its subsidiaries or its variable interest entities.

Transactions in currencies other than the entity’s functional currency are recorded at the rates of exchange prevailing on the date of the transaction. At the end of each reporting period, monetary items denominated in foreign currencies are translated at the rates prevailing at the end of the reporting periods. Exchange differences arising on the settlement of monetary items and on translation of monetary items at period-end are included in income statement of the period.

For the purpose of presenting these financial statements, the Company’s assets and liabilities are expressed in US$ at the exchange rate on the balance sheet date, stockholder’s equity accounts are translated at historical rates, and income and expense items are translated at the weighted average exchange rate during the period. The resulting translation adjustments are reported under accumulated other comprehensive income (loss) in the stockholder’s equity (deficits) section of the balance sheets. Cash flows are translated at the weighted average exchange rate for the year, except for those arising from transactions involving balances that are translated at historical rates. The effect of exchange rate changes on cash and cash equivalents is presented as a separate line item in the consolidated statements of cash flows.

Exchange rate used for the translation as follows:

US$ to RMB	Period End	Average
March 31, 2025	7.2567	7.2163
March 31, 2024	7.2212	7.1533

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks, bank deposits, and highly liquid investments with maturities of three months or less at the date of origination.

Accounts receivable, net

The Company records accounts receivable at net realizable value consisting of the carrying amount less an allowance for uncollectible accounts. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in the Company’s existing accounts receivable. The Company determines the allowance based on aging data, historical collection experience, customer specific facts and economic conditions. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote.

Advances to Suppliers

The Company occasionally makes advances to suppliers to secure future deliveries of goods or services. These advances are recorded as assets on the balance sheet and are recognized as inventory when the related goods are received or as expenses when the related services are received. These advances primarily relate to the purchase of inventory goods to be sold.

The Company periodically reviews the recoverability of advances to suppliers and establishes allowances for potential losses when necessary.

F-27

Other receivables and current assets

Other receivables and current assets consist primarily of prepaid expenses, advances, and refundable security deposits. These items are recorded at their original transaction amounts and are not discounted as the impact of discounting is not material to the consolidated financial statements. The Company evaluates the collectability of other receivables on a regular basis and establishes allowances for estimated credit losses, if necessary, in accordance with ASC 326.

Impairment of Other Assets

The Company has adopted Accounting Standards Codification subtopic 340-10, Other Assets (“ASC 340-10”). ASC 340-10 requires that prepaid expenses, deferred costs, and other capitalized expenditures be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates these assets for impairment periodically, or more frequently if events and circumstances warrant. Indicators of impairment may include contract cancellations, supplier bankruptcy, significant adverse changes in expected future benefits, or other factors reducing the asset’s recoverability.

The Company assesses recoverability based on the expected future benefits associated with the asset. If it is determined that the carrying value is no longer recoverable, the asset is written down to its net realizable value or zero if no recovery is expected. Impairment losses, if any, are recorded in the income statement as a charge to expense.

Write-offs on advances to suppliers was $27,000 and $nil for the years ended March 31, 2025 and 2024, respectively.

Property and Equipment

Property and equipment are carried at cost, net of accumulated depreciation. Expenditures that improve the functionality of the related asset or extend the useful life are capitalized. When property and equipment is retired or otherwise disposed of, the related gain or loss is included in operating income. Leasehold improvements are depreciated on the straight-line method over the shorter of the remaining lease term or estimated useful life of the asset.

Property and equipment are depreciated on a straight-line basis over the following periods:

Leasehold improvements	2 years
Office furniture and equipment	3 years

Intangible assets

Intangible assets are carried at cost, net of accumulated amortization. Expenditures that enhance the functionality or extend the useful life of the intangible asset are capitalized. When intangible assets are retired or otherwise disposed of, the related gain or loss is included in operating income.

Intangible assets with finite useful lives are amortized on a straight-line basis over their estimated useful lives. The Company reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable.

Intangible assets are amortized on a straight-line basis over the following periods:

Patent	10 years

Impairment of Long-Lived Assets

The Company has adopted Accounting Standards Codification subtopic 360-10, Property, Plant and Equipment (“ASC 360-10”). ASC 360-10 requires that long-lived assets and certain identifiable intangibles held and used by the Company be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company evaluates its long-lived assets for impairment annually or more often if events and circumstances warrant. Events relating to recoverability may include significant unfavourable changes in business conditions, recurring losses, or a forecasted inability to achieve breakeven operating results over an extended period. The Company evaluates the recoverability of long-lived assets based upon forecasted undiscounted cash flows. Should impairment in value be indicated, the carrying value of intangible assets will be adjusted, based on estimates of future discounted cash flows resulting from the use and ultimate disposition of the asset. ASC 360-10 also requires assets to be disposed of be reported at the lower of the carrying amount or the fair value less costs to sell.

There was no impairment loss on property and equipment or intangible assets for the years ended March 31, 2025 and 2024, respectively.

Customer Advances

The Company records customer advances as liabilities when consideration is received in advance of the transfer of goods. These advances are recognized as revenue when the performance obligations associated with the advance are satisfied. These advances relate to the advance payment for orders of goods placed by the customers.

Leases

The Company adopted FASB Accounting Standards Codification, Topic 842, Leases (“ASC 842”) using the modified retrospective approach, electing the practical expedient that allows the Company not to restate its comparative periods prior to the adoption of the standard on January 1, 2019.

F-28

The new leasing standard requires recognition of leases on the balance sheets as right-of-use (“ROU”) assets and lease liabilities. ROU assets represent the Company’s right to use underlying assets for the lease terms and lease liabilities represent the Company’s obligation to make lease payments arising from the leases. Operating lease ROU assets and operating lease liabilities are recognized based on the present value and future minimum lease payments over the lease term at commencement date. The Company’s future minimum based payments used to determine the Company’s lease liabilities mainly include minimum based rent payments. As most of the Company’s leases do not provide an implicit rate, the Company uses its estimated incremental borrowing rate based on the information available at commencement date in determining the present value of lease payments. The Company does not recognize any leases with an initial term of 12 months or less on the balance sheets.

Operating lease cost is recognized as a single lease cost on a straight-line basis over the lease term. Variable lease payments for common area maintenance, property taxes and other operating expenses are recognized as expense in the period when the changes in facts and circumstances on which the variable lease payments are based occur.

Revenue Recognition

Revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services. The Company determines revenue recognition by applying the following steps: 1) identification of the contract, or contracts, with a customer; 2) identification of the performance obligations in the contract; 3) determination of the transaction price; 4) allocation of the transaction price to the performance obligations in the contract; and 5) recognition of revenue when, or as, we satisfy a performance obligation.

Online advertising

The Company operates an online advertising platform that connects advertisers with publishers to display digital advertisements.

For the Company, revenue recognition occurs upon the following events: when a customer places an order, payment is received, and the advertisement is delivered and viewable to the end-user with no other terms and conditions.

Sales of goods

The Company operates a mobile application (“App”) through which it sells health and beauty products to customers.

For the Company, revenue recognition occurs upon the following events: when a customer places an order, payment is received, and the goods are delivered to or drop-shipped to and accepted by the customer. Provisions are made for estimated sales returns based on historical return rates and experience which are immaterial. The Company may record contract liabilities, such as customer advances, when payments are received from customers prior to delivery or acceptance of goods by customers.

Online platform technical operation support and maintenance services

The Company provides technical operation support and maintenance services for its online platforms, ensuring platform functionality, continuous availability, and technical support for end-users.

Revenue from these services is recognized rateably over each service period as the services are rendered, or upon completion of the service, depending on the nature of the arrangement. Billing frequency may vary (e.g., weekly, monthly, quarterly, or upon completion) as specified in the respective contracts. Service fees are determined based on contract terms and may be structured as fixed fees, milestone-based pricing, or as a percentage of gross transaction value (GTV) generated from the customer’s e-commerce platform. Each billing period or completed service cycle represents a distinct performance obligation, with revenue recognized upon completion and invoicing.

The major direct cost of providing these services is wages and salaries.

In instances where payments are received in advance, they are recorded as contract liabilities (deferred revenue) until the services are delivered.

F-29

For each revenue stream, the Company is a principal because it controls the specified goods or services before they are transferred to the customer. As a principal, the Company is primarily responsible for fulfilling the contractual obligations, has discretion in establishing the price, and bears the risk of inventory or service provision until completion, therefore revenue is recognized on a gross basis for each revenue stream.

Selling, General and Administrative Expenses

Selling, general, and administrative expenses primarily consist of costs related to sales and marketing activities, administrative functions, and certain start-up costs.

Selling expenses include, but are not limited to, sales commissions, advertising costs, shipping and handling expenses, and costs associated with trade shows and promotional events. General and administrative expenses encompass salaries and benefits of employees not directly involved in production, rent, utilities, office supplies, legal and professional fees, other overhead costs, and certain start-up costs.

Start-up costs represent expenses associated with the establishment of new operations, including activities such as market research, product development, and initial marketing efforts.

The Company recognizes these expenses as incurred, consistently matching with the revenues generated.

Defined Contribution Plans

The Company contributes to various government-mandated employee benefit plans in the People’s Republic of China, including pension, medical, unemployment, and housing provident funds. These contributions are made in accordance with local laws and regulations and are expensed as incurred. The Company’s obligations under these plans are limited to the amounts required to be contributed. For the years ended March 31, 2025 and 2024, the Company contributed approximately $165,510 and $25,830, respectively.

Income Taxes

The Company records income tax expense using the asset-and-liability method of accounting for deferred income taxes. Under this method, deferred taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Deferred tax assets are reduced by a valuation allowance if, based on available evidence, it is more likely than not that the deferred tax assets will not be realized.

When tax returns are filed, it is likely some positions taken would be sustained upon examination by the taxing authorities, while others are subject to uncertainty about the merits of the position taken or the amount of the position that would be ultimately sustained. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more-likely-than-not the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. Tax positions taken are not offset or aggregated with other positions. Tax positions that meet the more-likely-than-not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of the benefits associated with tax positions taken that exceeds the amount described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheets along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Interest associated with unrecognized tax benefits is classified as interest expense and penalties are classified in general and administrative expenses in the statements of operations.

Earnings Per Share

The Company computes basic and diluted earnings per share amounts in accordance with ASC Topic 260, Earnings per Share. Basic earnings per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of common shares outstanding during the reporting period. Diluted earnings per share reflects the potential dilution that could occur if stock options and other commitments to issue common stock were exercised or equity awards vest resulting in the issuance of common stock that could share in the earnings of the Company.

As of March 31, 2025 and 2024, the Company does not have any potentially dilutive instrument.

F-30

Contingencies

Certain conditions may exist as of the date the financial statements are issued, which could result in a loss to the Company which will be resolved when one or more future events occur or fail to occur. The Company’s management assesses such contingent liabilities, and such assessment inherently involves judgment. In assessing loss contingencies arising from legal proceedings pending against the Company or unasserted claims that may rise from such proceedings, the Company’s management evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought.

If the assessment of a contingency indicates it is probable a material loss will be incurred and the amount of the loss can be reasonably estimated, then the estimated loss is accrued in the Company’s financial statements. If the assessment indicates a material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material would be disclosed.

Fair Value Measurements

Fair value accounting establishes a framework for measuring fair value and expands disclosure about fair value measurements. Fair value, which is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. This framework provides a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three levels as follows:

●	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

●	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liabilities, either directly or indirectly, for substantially the full term of the financial instruments.

●	Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company’s financial instruments consisted of cash, accounts receivables, accounts payable, contract liabilities and loan from shareholders. The estimated fair value of those balances approximates the carrying amount due to the short maturity of these instruments.

Credit Losses on Financial Instruments

The Company recognizes credit losses on financial instruments in accordance with Accounting Standards Codification (ASC) Topic 326, Financial Instruments – Credit Losses. The Company uses the Current Expected Credit Losses (CECL) model to estimate credit losses on financial assets measured at amortized cost, as well as certain off-balance sheet credit exposures.

Under the CECL model, the estimation of credit losses involves significant judgment and estimation uncertainty. Management exercises its judgment based on historical loss experience, current economic conditions, and reasonable and supportable forecasts. Changes in these factors could have a material impact on the estimated credit losses.

F-31

Segment reporting

Operating segments are reported in a manner consistent with the internal reporting provided to the chief operating decision maker (the “CODM”), which is comprised of the chief executive officer of the Company’s management team. Consequently, the Company has determined that it has only one reportable operating segment.

Recent Accounting Pronouncements

Accounting Standards Update (“ASU”) 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Customer Share-Based Payment Awards, clarifies how entities account for share-based consideration payable to a customer. The ASU requires customer awards with vesting conditions tied to purchases to be treated as performance conditions, eliminates the forfeiture policy election, and states that the variable consideration constraint under ASC 606 does not apply to these awards. The standard is effective for annual periods beginning after December 15, 2026, with early adoption permitted. The Company is currently evaluating the impact of this guidance on its financial statements.

ASU 2025-03, Business Combinations (Topic 805) and Consolidation (Topic 810): Accounting Acquirer in a Business Combination Involving a Variable Interest Entity, clarifies that when a business that is a VIE is acquired primarily with equity interests, the determination of the accounting acquirer should follow ASC 805 rather than defaulting to the primary beneficiary under ASC 810. The standard is effective for fiscal years beginning after December 15, 2026, including interim periods within those fiscal years. Early adoption is permitted. The Company does not expect a material impact upon adoption.

ASU 2025-02, Liabilities (Topic 405): Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 122, removes the guidance previously provided under SAB 121 and codified in ASC 405-S99. The amendment reflects the SEC’s rescission of SAB 121 and clarifies that custodians of crypto-assets should assess loss contingencies under ASC 450-20. This update is effective retrospectively for public business entities for annual periods beginning after December 15, 2024. The Company does not expect the adoption of this standard to have a material impact on its financial statements.

ASU 2025-01, Presentation of Financial Statements (Topic 220): Clarifying the Effective Date of Disaggregation of Income Statement Expenses, confirms the effective date of ASU 2024-03 for public business entities. The guidance requires disaggregated expense information in the income statement and is effective for annual periods beginning after December 15, 2026, and interim periods within fiscal years beginning after that date. Early adoption is permitted. The Company is currently evaluating the impact of this standard.

ASU 2024-03, “Debt—Debt with Conversion and Other Options (Subtopic 470-20): Induced Conversions of Convertible Debt Instruments”. The amendments in this ASU are effective for fiscal years beginning after December 15, 2025, and interim reporting periods within those annual reporting periods. Early adoption is permitted as of the beginning of a reporting period if the entity has also adopted ASU 2020-06 for that period. The Company is evaluating the impact of the standard on its consolidated financial statements and disclosures.

ASU 2024-03, Disaggregation of Income Statement Expenses. The guidance primarily will require enhanced disclosures about certain types of expenses. The amendments in ASU 2024-03 are effective for fiscal years beginning after December 15, 2026, and interim periods within fiscal years beginning after December 15, 2027 and may be applied either on a prospective or retrospective basis. The Company is evaluating the impact of the standard on its consolidated financial statements and disclosures.

ASU 2023-09, Improvements to Income Tax Disclosures. This ASU requires greater disaggregation of information about a reporting entity’s effective tax rate reconciliation as well as information on income taxes paid. This ASU applies to all entities subject to income taxes and is intended to help investors better understand an entity’s exposure to potential changes in jurisdictional tax legislation and assess income tax information that affects cash flow forecasts and capital allocation decisions. This ASU is effective for annual periods beginning after December 15, 2024, with early adoption permitted. This ASU should be applied on a prospective basis although retrospective application is permitted. The Company is currently evaluating the impact that adoption of this accounting standard will have on its consolidated financial statements and disclosures.

Management does not believe that other recently issued but not yet adopted accounting pronouncements will have a material impact on the Company’s financial position, results of operations, or cash flows.

NOTE 3 – GOING CONCERN

The Company’s financial statements have been prepared on a going concern basis, which contemplates the realization of assets and settlement of liabilities and commitments in the normal course of business. The Company had an accumulated deficit of $1,409,712 as of March 31, 2025 and working capital of $132,689. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern.

Management’s plan to alleviate the substantial doubt about the Company’s ability to continue as a going concern include attempting to improve its business profitability, its ability to generate sufficient cash flow from its operations to meet its operating needs on a timely basis, obtain additional working capital funds from the majority shareholder and President of the Company to eliminate inefficiencies in order to meet its anticipated cash requirements. However, there can be no assurance that these plans and arrangements will be sufficient to fund the Company’s ongoing capital expenditures and other requirements.

F-32

The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event that the Company cannot continue as a going concern.

NOTE 4 – ACCOUNTS RECEIVABLES

Accounts receivables, net comprised of the following:

	March 31, 2025	March 31, 2024
Accounts receivables	$85,788	$2,001
Less: Allowance for doubtful accounts	-	-
Total, net	$85,788	$2,001

There was no allowance for credit loss expenses for the years ended March 31, 2025 and 2024, respectively.

NOTE 5 – OTHER RECEIVABLES AND CURRENT ASSETS

Other receivables and current assets, net comprised of the following:

	March 31, 2025	March 31, 2024
Other receivables and prepayments	$165,740	$28,668
Security deposits	56,315	-
Less: Allowance for credit loss	-	-
Total, net	$222,055	$28,668

There was no allowance for credit loss expenses for the years ended March 31, 2025 and 2024, respectively.

NOTE 6 – PROPERTY AND EQUIPMENT

Property and equipment, net comprised of the following:

	March 31, 2025	March 31, 2024
At Cost:
Leasehold improvements in progress	$-	$72,574
Leasehold improvements	248,614	144,532
Office furniture and equipment	22,716	5,997
Total cost	271,330	223,103
Less: Accumulated depreciation	(150,561)	(7,333)
Total, net	$120,769	$215,770

Depreciation expenses were $65,120 and $354 for the years ended March 31, 2025 and 2024, respectively.

NOTE 7 – INTANGIBLE ASSET

Intangible asset, net comprised of the following:

	March 31, 2025	March 31, 2024
At Cost:
Patent	$13,781	$-
Total cost	13,781	-
Less: Accumulated amortization	(230)	-
Total, net	$13,551	$-

Amortization expenses were $230 and $nil for the years ended March 31, 2025 and 2024, respectively.

The amortization expenses for the succeeding five years as follows:

For the year ending March 31,
2026	$1,385
2027	1,385
2028	1,385
2029	1,385
2030	1,385
Total	$6,925

F-33

NOTE 8 – LOANS PAYABLE AND NOTES PAYABLE

The Company has outstanding loans payable to one unrelated third party in the amount of $nil and $419,229 as of March 31, 2025 and 2024, respectively. These loans were unsecured, non-interest-bearing, had a maturity date of October 19, 2026.

On December 31, 2024, the Company entered into a promissory note agreement amending the terms of existing loan agreements with outstanding balances of CNY 3,931,167 (approximately $538,568). and CNY 2,096,172 (approximately $287,174), including an extension of the maturity date to December 31, 2029 As a result, the outstanding balances are classified as “Notes Payable”. These notes are unsecured, non-interest-bearing, and with a maturity date of December 31, 2029. In prior periods, these balances are presented as “Loan Payables” consistent with the classification applicable at that time.

On March 24, 2025, the Company borrowed CNY 2,800,000 ($386,042) from the unrelated third party pursuant to a loan agreement. The loan is unsecured, non-interest-bearing, with a maturity date of December 9, 2027.

On March 31, 2025, the Company entered into a Tripartite Debt Assignment Agreement with Mr. Barry Wan (a related party) and the unrelated party, pursuant to which the CNY 2,096,172 ($288,860) note, the CNY 2,800,000 ($385,850) loan, and the CNY 3,931,167 ($541,730) note; were legally assigned to Mr. Wan. Following the assignment, Mr. Wan became the holder of the obligations under the same terms and conditions. (Refer to Note 9 for details)

As of March 31, 2025, there was no outstanding balance of the Notes Payable and loans payable to unrelated third party. As of March 31, 2025 and 2024, the outstanding notes and loans payable to unrelated third parties were $nil and $nil, respectively.

NOTE 9 – RELATED PARTY TRANSACTIONS

Due to related parties

Due to related parties comprised of the following:

	March 31, 2025	March 31, 2024
Barry Wan (“Mr. Wan”)	$520,000	$265,336
New Lite Ventures LLC (“New Lite”)	-	30,000
Tairan Baohe Insurance Sales Co., Ltd. (“Tairan”)	-	318,507
Total	$520,000	$613,843

Due to related parties balances above are unsecured and non-interest-bearing.

Promissory notes payable and loans payable

Promissory notes payable and loans payable related parties comprised of the following:

	March 31, 2025	March 31, 2024
Mr. Wan – Promissory note maturity date December 31, 2029	$1,259,380	$-
Mr. Wan – Loans maturity date December 9, 2027	385,850	-
New Lite – Promissory note maturity date December 31, 2029	29,571	-
Total	$1,674,801	$-

All promissory notes and loans payable are unsecured and non-interest-bearing.

Loan from shareholders

Upon consummation of the change of control which resulted from that certain SPA entered into on April 10, 2023, the balance of the $83,300 shareholder loan was waived by Mr. Zhang in its entirety, which was recognized as an equity transaction with the shareholder.

Advances from Mr. Wan

During the year ended March 31, 2025, the Company received advances from Mr. Wan, our President for working capital purpose. The outstanding amount due to Mr. Wan was $520,000 and $295,336 as of March 31, 2025 and 2024, respectively. The advance is unsecured, non-interest-bearing and due on demand. On December 31, 2024, the Company formalized a promissory note agreement for $428,790 with a maturity date of December 31, 2029.

Debt Assignment to Mr. Wan

On March 31, 2025, the Company entered into a Tripartite Debt Assignment Agreement with Mr. Barry Wan (a related party) and the unrelated third party original lender, pursuant to which the CNY 2,096,172 ($288,860) note, the CNY 2,800,000 ($385,850) loan, and the CNY 3,931,167 ($541,730) note; were legally assigned to Mr. Wan. Following the assignment, Mr. Wan became the holder of the obligations under the same terms and conditions.

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Advances from Tairan Baohe Insurance Sales Co., Ltd. (“Tairan”)

During the year ended March 31, 2025, the Company borrowed funds from Tairan, an entity where Mr. Wan’s spouse is a shareholder, for working capital purpose. The outstanding amount due to Tairan was $nil and $318,507 as of March 31, 2025 and 2024, respectively. The loan was unsecured, non-interest-bearing and due on demand. On December 31, 2024, the Company formalized a promissory note agreement for CNY 2,800,000 (approximately $383,598) with a maturity date of December 31, 2029. Subsequently, on March 24, 2025, the Company repaid the full outstanding balance to Tairan. As a result, the amount due to Tairan was $nil as of March 31, 2025.

Advances from New Lite Ventures LLC (“New Lite”)

During the year ended March 31, 2025, the Company borrowed funds from New Lite, an entity where Mr. Wan is a controlling member, for working capital purpose. The amount was unsecured, non-interest-bearing and due on demand.

On December 31, 2024, the Company formalized a promissory note agreement for $29,571 with a maturity date of December 31, 2029.

NOTE 10 – INCOME TAX

The Company has not recognized an income tax benefit for its operating losses generated based on uncertainties concerning its ability to generate taxable income in future periods. The tax benefit for the period presented is offset by a valuation allowance established against deferred tax assets arising from the net operating losses, the realization of which could not be considered more likely than not. In future periods, tax benefits and related deferred tax assets will be recognized when management considers realization of such amounts to be more likely than not.

United States

Net operation losses (“NOLs”) can carry forward indefinitely up to offset 80% of taxable income after CARES Act effect on December 31, 2017. As of March 31, 2025, deferred tax assets resulted from NOLs of approximately $165,000, respectively. The deferred tax asset has been fully reserved by a valuation allowance as the Company believes they will most-likely-than-not realize the benefits.

Hong Kong

Companies incorporated in Hong Kong are subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% on its taxable income generated from operations in Hong Kong. The Company did not make any provisions for Hong Kong profit tax as there were no assessable profits derived from or earned in Hong Kong since inception. Additionally, payments of dividends by the subsidiary incorporated in Hong Kong to the Company are not subject to any Hong Kong withholding tax.

PRC

Effective on January 1, 2008, the PRC Enterprise Income Tax Law, EIT Law, and Implementing Rules impose a unified enterprise income tax rate of 25% on all domestic-invested enterprises and foreign investment enterprises in PRC, unless they qualify under certain limited exceptions. As such, starting from January 1, 2008, the Company’s subsidiaries in PRC are subject to an enterprise income tax rate of 25%. NOLs can typically carried forward for a certain number of years (usually five years) to offset against future taxable income. As of March 31, 2025, the Company’s PRC operations had net operating losses which resulted in deferred tax assets of approximately $169,000. The deferred tax asset has been fully reserved for valuation allowance as the Company believes they will most-likely-than-not realize the benefits.

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Income Taxes Paid

For the years ended March 31, 2025 and 2024, the Company did not pay any income taxes, either domestically or in foreign jurisdictions.

The following table summarizes the taxable income (loss) before income taxes by jurisdiction:

	Years ended March 31,
	2025	2024
United States	$(322,344)	$(135,502)
Hong Kong	-	-
China	(398,065)	(277,469)
Total	$(720,409)	$(412,971)

The following table summarizes a reconciliation of income tax expense for operations, calculated at the statutory income tax rate to total income tax expense (benefit):

	Years ended March 31,
	2025	2024
Loss before income taxes	$(720,409)	$(412,971)
U.S. federal tax benefit (21%)	(67,692)	(28,455)
State tax benefit (7.5%), net of federal benefit	(19,099)	(8,028)
PRC tax benefit (25%)	(99,516)	(69,367)
Hong Kong tax benefit (16.5%)	-	-
Income tax expense (benefits) at statutory rate	(186,307)	(105,851)
Foreign tax rate differential	-	-
Change in valuation allowance	186,307	105,851
Other	-	-
Provision for income taxes	$-	$-
Effective tax rate	0%	0%

NOTE 11 – SHAREHOLDERS’ EQUITY

The Company is authorized to issued 1,200,000,000 shares of Class A common stock, 1,200,000,000 Class B common stock, 1,200,000,000 Class C common stock, 1,200,000,000 Class D common stock, and 1,200,000,000 Class E common stock; all with a par value of $0.00001 per share.

As of March 31, 2025, the Company had 29,995,000 shares of Class A common stock issued and outstanding; and no shares of Class B, Class C, Class D, or Class E common stock were issued and outstanding.

On March 28, 2023, the Company amended its article with New York State to change the authorized common shares with a par value of $0.001 to 30,000,000 shares, no preferred shares.

During the year ended March 31, 2024, a shareholder loan in the amount of $83,300 was forgiven by our former President and recorded as additional paid-in capital.

On June 6, 2024, the Company amended its article with New York State to increase the authorized shares of common stock of the Company from thirty million (30,000,000) shares of common stock, par value $0.001 per share, to six billion (6,000,000,000) shares of common stock, par value $0.00001 per share (the “Authorized Capital Increase”). Upon the effectiveness of the authorized shares increase, the shares of common stock will be categorized as follows: 1,200,000,000 Class A shares, 1,200,000,000 Class B shares, 1,200,000,000 Class C shares, 1,200,000,000 Class D shares, and 1,200,000,000 Class E shares.

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NOTE 12 – DISAGGREGATION OF REVENUE

The Company disaggregates its revenue by major revenue streams, as the Company believes this disaggregation best depicts how the nature, amount, timing and uncertainty of the revenue and cash flows are affected by economic factors.

	Years ended March 31,
	2025	2024
Online advertising	$-	$1,200
Sales of goods (Health and beauty products)	-	6,299
Technical operation support and maintenance services	817,898	-
Total	$817,898	$7,499

NOTE 13 - OTHER INCOME

For the year ended March 31, 2025, the Company received renovation subsidy of $69,471, which was recognized as other income, along with interest income.

NOTE 14 – LEASES

The Company has various operating leases for its office space and retail space.

Operating lease right-of-use assets and liabilities are recognized at the commencement date based on the present value of lease payments over the lease term. The discount rate used to calculate the present value is incremental borrowing rate or, if available, the rate implicit in the lease. The Company determines the incremental borrowing rate for each leases based primarily on its lease term.

Certain lease agreements may include renewal options that are exercisable at the Company’s discretion. The Company includes renewal periods in the lease term when it is reasonably certain that the renewal option will be exercised. For leases where the renewal is not reasonably certain, the extension options are excluded from the measurement of lease liabilities and right-of-use assets. The lease term used reflects only the non-cancellable period and any renewal options that the Company is reasonably certain to exercise.

Operating lease expenses were $330,671 and $126,302 for the years ended March 31, 2025 and 2024, respectively. The Company did not have short-term leases or subleases for the years ended March 31, 2025 and 2024. Lease payments are fixed and increase annually according to the stated terms in the lease agreements. The Company does not have any variable lease payments.

The components of lease expense and supplemental cash flow information related to leases for the period are as follows:

	Years ended March 31,
	2025	2024
Lease cost
Operating lease cost	$330,671	$126,302

Other Information
Cash paid for amounts included in the measurement of lease liabilities	$338,389	$356,441
Weighted average remaining lease term – operating leases (in years)	6.57	1.75
Average discount rate – operating lease	7.00%	4.75%

The supplemental balance sheet information related to leases is as follows:

	March 31, 2025	March 31, 2024
Operating leases
Right-of-use assets	$644,515	$539,946
Operating lease liabilities	$412,790	$314,775

The undiscounted future minimum lease payment schedule as follows:

For the year ending March 31,
2026	$73,080
2027	75,272
2028	77,530
2029	79,856
2030	82,252
Thereafter	127,706
Total undiscounted lease payments	515,696
Less: interest	(102,906)
Total lease liabilities	$412,790

NOTE 15 – RISKS, COMMITMENTS AND CONTINGENCIES

Litigations and claims

To the best of the Company’s knowledge and based on information available as of March 31, 2025 and 2024, the Company is not involved in any material claims or legal actions arising from the ordinary course of business. However, the Company is exposed to various risks and uncertainties that could potentially result in litigation or claims in the future. The Company continuously evaluates these contingencies and will adjust its disclosures as necessary.

Concentration Risks

For the year ended March 31, 2025, 100% of the Company’s revenue was derived from a single customer. As of March 31, 2025, 100% of the Company’s accounts receivable balance was due from this customer.

The Company is economically dependent on this customer, and the loss of this relationship could have a material adverse effect on its financial condition, results of operations, and cash flows.

NOTE 16 – SUBSEQUENT EVENTS

The Company evaluated all events or transactions that occurred after March 31, 2025 through the date the financial statements were issued. During the period, the Company did not have any material recognizable subsequent events required to be disclosed or adjusted as of and for the year ended March 31, 2025.

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